Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Omega Healthcare Investors, Inc.

We have audited the accompanying consolidated balance sheets of Omega Healthcare Investors, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2015. Our audits also included the financial statement schedules listed in the Index at Item 15(a)(2). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Omega Healthcare Investors, Inc. at December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 26, 2016 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 26, 2016, except for Note 21, as to which the date is June 30, 2016

F-1

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,
	2015	2014

ASSETS
Real estate properties
Land and buildings	$6,743,958	$3,223,785
Less accumulated depreciation	(1,019,150)	(821,712)
Real estate properties – net	5,724,808	2,402,073
Investments in direct financing leases – net	587,701	539,232
Mortgage notes receivable	679,795	648,079
	6,992,304	3,589,384
Other investments	89,299	48,952
	7,081,603	3,638,336
Assets held for sale – net	6,599	12,792
Total investments	7,088,202	3,651,128

Cash and cash equivalents	5,424	4,489
Restricted cash	14,607	29,076
Accounts receivable – net	203,862	168,176
Goodwill	645,683	—
Other assets	61,231	68,776
Total assets	$8,019,009	$3,921,645

LIABILITIES AND EQUITY
Revolving line of credit	$230,000	$85,000
Term loans	750,000	200,000
Secured borrowings – net	236,204	251,454
Unsecured borrowings – net	2,352,882	1,842,049
Accrued expenses and other liabilities	333,706	141,815
Deferred income taxes	15,352	—
Total liabilities	3,918,144	2,520,318

Equity:
Common stock $.10 par value authorized – 350,000 shares, issued and outstanding – 187,399 shares as of December 31, 2015 and 127,606 as of December 31, 2014	18,740	12,761
Common stock – additional paid-in capital	4,609,474	2,136,234
Cumulative net earnings	1,372,522	1,147,998
Cumulative dividends paid	(2,254,038)	(1,895,666)
Accumulated other comprehensive loss	(8,712)	—
Total stockholders’ equity	3,737,986	1,401,327
Noncontrolling interest	362,879	—
Total equity	4,100,865	1,401,327
Total liabilities and equity	$8,019,009	$3,921,645

See accompanying notes.

F-2

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Year Ended December 31,
	2015	2014	2013
Revenue
Rental income	$605,991	$388,443	$375,135
Income from direct financing leases	59,936	56,719	5,203
Mortgage interest income	68,910	53,007	29,351
Other investment income – net	8,780	6,618	9,025
Total operating revenues	743,617	504,787	418,714

Expenses
Depreciation and amortization	210,703	123,257	128,646
General and administrative	38,568	25,888	21,588
Acquisition and merger related costs	57,525	3,948	245
Impairment loss on real estate properties	17,681	3,660	415
Provisions for uncollectible mortgages, notes and accounts receivable	7,871	2,723	2,141
Total operating expenses	332,348	159,476	153,035

Income before other income and expense	411,269	345,311	265,679
Other income (expense)
Interest income	285	44	41
Interest expense	(147,381)	(119,369)	(100,381)
Interest – amortization of deferred financing costs	(6,990)	(4,459)	(2,779)
Interest – refinancing (costs) gain	(28,837)	(3,041)	11,112
Realized loss on foreign exchange	(173)	-	-
Total other expense	(183,096)	(126,825)	(92,007)

Income before gain (loss) on assets sold	228,173	218,486	173,672
Gain (loss) on assets sold – net	6,353	2,863	(1,151)
Income from continuing operations before income taxes	234,526	221,349	172,521
Income taxes	(1,211)	-	-
Net income	233,315	221,349	172,521
Net income attributable to noncontrolling interest	(8,791)	-	-
Net income available to common stockholders	$224,524	$221,349	$172,521

Net income	$233,315	$221,349	$172,521
Other comprehensive loss - foreign currency translation	(8,413)	-	-
Other comprehensive loss - cash flow hedges	(718)	-	-
Total comprehensive income	224,184	221,349	172,521
Add: other comprehensive loss attributable to noncontrolling interest	419	-	-
Comprehensive income attributable to common stockholders	$224,603	$221,349	$172,521

Income per common share available to common stockholders:
Basic:
Net income available to common stockholders	$1.30	$1.75	$1.47
Diluted:
Net income	$1.29	$1.74	$1.46

Weighted-average shares outstanding, basic	172,242	126,550	117,257
Weighted-average shares outstanding, diluted	180,508	127,294	118,100

See accompanying notes.

F-3

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(in thousands, except per share amounts)

	Common Stock Par Value	Additional Paid-in Capital	Cumulative Net Earnings	Cumulative Dividends Paid	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity	Noncontrolling Interest	Total Equity
Balance at December 31, 2012 (112,393 common shares)	$11,239	$1,664,855	754,128	(1,418,893)	$—	$1,011,329	$—	$1,011,329
Grant of restricted stock to company directors (15 shares at $30.33 per share)	2	(2)	—	—	—	—	—	—
Amortization of restricted stock	—	5,817	—	—	—	5,817	—	5,817
Restricted stock shares surrendered for tax withholding (193 shares)	(19)	(5,755)	—	—	—	(5,774)	—	(5,774)
Dividend reinvestment plan (1,930 shares at $28.94 per share)	193	55,632	—	—	—	55,825	—	55,825
Grant of stock as payment of directors fees (6 shares at an average of $31.21 per share)	—	187	—	—	—	187	—	187
Equity Shelf Program (6,504 shares at $30.48 per share, net of issuance costs)	650	193,149	—	—	—	193,799	—	193,799
Issuance of common stock(2,875 shares at $29.48 per share)	288	84,286	—	—	—	84,574	—	84,574
Common dividends ($1.86 per share)	—	—	—	(218,175)	—	(218,175)	—	(218,175)
Net income	—	—	172,521	—	—	172,521	—	172,521
Balance at December 31, 2013 (123,530 common shares)	12,353	1,998,169	926,649	(1,637,068)	—	1,300,103	—	1,300,103
Grant of restricted stock to company directors (12 shares at $35.79 per share)	1	(1)	—	—	—	—	—	—
Amortization of restricted stock	—	8,382	—	—	—	8,382	—	8,382
Vesting of restricted stock to company executives, net of tax withholdings (126 shares)	13	(3,590)	—	—	—	(3,577)	—	(3,577)
Dividend reinvestment plan (2,084 shares at $34.32 per share)	208	71,279	—	—	—	71,487	—	71,487
Grant of stock as payment of directors fees (6 shares at an average of $35.52 per share)	1	199	—	—	—	200	—	200
Equity Shelf Program (1,848 shares at $34.33 per share, net of issuance costs)	185	61,796	—	—	—	61,981	—	61,981
Common dividends ($2.02 per share).	—	—	—	(258,598)	—	(258,598)	—	(258,598)
Net income	—	—	221,349	—	—	221,349	—	221,349
Balance at December 31, 2014 (127,606 common shares)	12,761	2,136,234	1,147,998	(1,895,666)	—	1,401,327	—	1,401,327
Grant of restricted stock to company directors (21 shares at $35.70 per share)	2	(2)	—	—	—	—	—	—
Amortization of restricted stock	—	11,133	—	—	—	11,133	—	11,133
Vesting of equity compensation plan, net of tax withholdings (941 shares)	94	(26,800)	—	—	—	(26,706)	—	(26,706)
Dividend reinvestment plan (4,184 shares at $36.06 per share)	418	150,429	—	—	—	150,847	—	150,847
Value of assumed options in Merger	—	109,346	—	—	—	109,346	—	109,346
Value of assumed other equity compensation plan in Merger	—	12,644	—	—	—	12,644	—	12,644
Grant of stock as payment of directors fees (9 shares at an average of $35.94 per share)	1	312	—	—	—	313	—	313
Deferred compensation directors	—	1,444	—	—	—	1,444	—	1,444
Issuance of common stock (10,925 shares at an average of $40.32 per share)	1,093	438,229	—	—	—	439,322	—	439,322
Issuance of common stock – Merger – related (43,713 shares)	4,371	1,776,505	—	—	—	1,780,876	—	1,780,876
Common dividends ($2.18 per share)	—	—	—	(358,372)	—	(358,372)	—	(358,372)
OP units issuance (9,165 units)	—	—	—	—	—	—	373,394	373,394
Cash conversion of OP units (209 units)	—	—	—	—	—	—	(7,251)	(7,251)
OP units distributions	—	—	—	—	—	—	(11,636)	(11,636)
Foreign currency translation	—	—	—	—	(8,027)	(8,027)	(386)	(8,413)
Cash flow hedges	—	—	—	—	(685)	(685)	(33)	(718)
Net income	—	—	224,524	—	—	224,524	8,791	233,315
Balance at December 31, 2015 (187,399 shares & 8,956 OP Units)	$18,740	$4,609,474	$1,372,522	$(2,254,038)	$(8,712)	$3,737,986	362,879	$4,100,865

See accompanying notes.

F-4

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities
Net income	$233,315	$221,349	$172,521
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	210,703	123,257	128,646
Provision for impairment on real estate properties	17,681	3,660	415
Provision for uncollectible mortgages, notes and accounts receivable	7,871	2,723	2,141
Amortization of deferred financing costs and refinancing costs	35,827	7,500	(8,333)
Accretion of direct financing leases	(11,007)	(9,787)	(770)
Restricted stock amortization expense	11,133	8,592	5,942
(Gain) loss on assets sold – net	(6,353)	(2,863)	1,151
Amortization of acquired in-place leases - net	(13,846)	(4,986)	(5,083)
Change in operating assets and liabilities – net of amounts assumed/acquired:
Accounts receivable, net	248	(2,264)	867
Straight-line rent receivables	(36,057)	(20,956)	(26,899)
Lease inducements	994	2,656	3,080
Effective yield receivable on mortgage notes	(4,065)	(2,878)	(1,757)
Other operating assets and liabilities	17,441	11,537	8,028
Net cash provided by operating activities	463,885	337,540	279,949
Cash flows from investing activities
Acquisition of real estate – net of liabilities assumed and escrows acquired	(294,182)	(131,689)	(32,515)
Cash acquired in merger	84,858	—	—
Investment in construction in progress	(164,226)	—	—
Investment in direct financing leases	(6,793)	—	(528,675)
Placement of mortgage loans	(14,042)	(529,548)	(3,378)
Proceeds from sale of real estate investments	41,543	4,077	2,292
Capital improvements to real estate investments	(26,397)	(17,917)	(31,347)
Proceeds from other investments	45,871	13,589	30,962
Investments in other investments	(65,402)	(9,441)	(36,655)
Collection of mortgage principal	1,359	122,984	485
Net cash used in investing activities	(397,411)	(547,945)	(598,831)
Cash flows from financing activities
Proceeds from credit facility borrowings	1,826,000	900,000	511,000
Payments on credit facility borrowings	(1,681,000)	(1,141,000)	(343,000)
Receipts of other long-term borrowings	1,838,124	842,148	159,355
Payments of other long-term borrowings	(2,187,314)	(242,544)	(114,642)
Payments of financing related costs	(54,721)	(17,716)	(3,234)
Receipts from dividend reinvestment plan	150,847	71,487	55,825
Payments for exercised options and restricted stock – net	(26,706)	(3,577)	(5,774)
Net proceeds from issuance of common stock	439,322	61,981	278,373
Dividends paid	(358,232)	(258,501)	(218,116)
Distributions to OP Unit Holders	(11,636)	—	—
Net cash (used in) provided by financing activities	(65,316)	212,278	319,787

Increase in cash and cash equivalents	1,158	1,873	905
Effect of foreign currency translation on cash and cash equivalents	(223)	—	—
Cash and cash equivalents at beginning of year	4,489	2,616	1,711
Cash and cash equivalents at end of year	$5,424	$4,489	$2,616
Interest paid during the year, net of amounts capitalized	$145,929	$110,919	$100,716

F-5

Non-cash investing and financing activities:

	Year Ended December 31,
	2015	2014	2013
Non-cash investing activities
Non-cash acquisition of business (see Note 3 for details)	$(3,602,040)	$—	$—
Total	$(3,602,040)	$—	$—
Non-cash financing activities
Assumed Aviv debt	$1,410,637	$—	$—
Stock exchanged in Merger	1,902,866	—	—
OP Units exchanged in Merger	373,394	—	—
Cash flow hedges	718	—	—
Total	$3,687,615	$—	$—

See accompanying notes.

F-6

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

Omega Healthcare Investors, Inc. (“Omega,” “we,” “our” or the “Company”) has one reportable segment consisting of investments in healthcare-related real estate properties located in the United States and the United Kingdom. Our core business is to provide financing and capital to the long-term healthcare industry with a particular focus on skilled nursing facilities (“SNFs”). Our core portfolio consists of long-term leases and mortgage agreements. All of our leases are “triple-net” leases, which require the tenants to pay all property-related expenses. Our mortgage revenue derives from fixed rate mortgage loans, which are secured by first mortgage liens on the underlying real estate and personal property of the mortgagor.

Omega was formed as a real estate investment trust (“REIT”) and incorporated in the State of Maryland on March 31, 1992. In April 2015, Aviv REIT, Inc., a Maryland corporation (“Aviv”), merged (the “Aviv Merger”) with and into a wholly-owned subsidiary of Omega, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 30, 2014 (the “Merger Agreement”), by and among the Company, Aviv, OHI Healthcare Properties Holdco, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Omega (“Merger Sub”), OHI Healthcare Properties Limited Partnership, a Delaware limited partnership (“Omega OP”), and Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Aviv OP”).

Prior to April 1, 2015 and in accordance with the Merger Agreement, Omega restructured the manner in which it holds its assets by converting to an umbrella partnership real estate investment trust structure (the “UPREIT Conversion”). As a result of the UPREIT Conversion and following the consummation of the Aviv Merger, substantially all of the Company’s assets are held by Omega OP.

Omega OP is governed by the Second Amended and Restated Agreement of Limited Partnership of OHI Healthcare Properties Limited Partnership, dated as of April 1, 2015 (the “Partnership Agreement”). Pursuant to the Partnership Agreement, the Company and Merger Sub are the general partners of Omega OP, and have exclusive control over Omega OP’s day-to-day management. As of December 31, 2015, the Company owned approximately 95% of the issued and outstanding units of partnership interest in Omega OP (“Omega OP Units”), and other investors owned approximately 5% of the Omega OP Units.

Consolidation

Our consolidated financial statements include the accounts of (i) Omega, (ii) Omega OP and (iii) all direct and indirect wholly-owned subsidiaries of Omega. All inter-company transactions and balances have been eliminated in consolidation, and our net earnings are reduced by the portion of net earnings attributable to noncontrolling interests.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurement

The Company measures and discloses the fair value of nonfinancial and financial assets and liabilities utilizing a hierarchy of valuation techniques based on whether the inputs to a fair value measurement are considered to be observable or unobservable in a marketplace. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. This hierarchy requires the use of observable market data when available. These inputs have created the following fair value hierarchy:

•	Level 1 - quoted prices for identical instruments in active markets;

F-7

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

•	Level 2 - quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3 - fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company measures fair value using a set of standardized procedures that are outlined herein for all assets and liabilities which are required to be measured at fair value. When available, the Company utilizes quoted market prices from an independent third party source to determine fair value and classifies such items in Level 1. In some instances where a market price is available, but the instrument is in an inactive or over-the-counter market, the Company consistently applies the dealer (market maker) pricing estimate and classifies such items in Level 2.

If quoted market prices or inputs are not available, fair value measurements are based upon valuation models that utilize current market or independently sourced market inputs, such as interest rates, option volatilities, credit spreads and or market capitalization rates. Items valued using such internally-generated valuation techniques are classified according to the lowest level input that is significant to the fair value measurement. As a result, these items could be classified in either Level 2 or Level 3 even though there may be some significant inputs that are readily observable. Internal fair value models and techniques used by the Company include discounted cash flow and Monte Carlo valuation models.

Risks and Uncertainties

Our Company is subject to certain risks and uncertainties affecting the healthcare industry as a result of healthcare legislation and growing regulation by federal, state and local governments. Additionally, we are subject to risks and uncertainties as a result of changes affecting operators of nursing home facilities due to the actions of governmental agencies and insurers to limit the rising cost of healthcare services (see Note 9 – Concentration of Risk).

Business Combinations

We record the purchase of properties to net tangible and identified intangible assets acquired and liabilities assumed at their fair value. In making estimates of fair value for purposes of recording the purchase, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities as well as other critical valuation metrics such as capitalization rates and discount rates used to estimate the fair value of the tangible and intangible assets acquired (Level 3). When liabilities are assumed as part of a transaction, we consider information obtained about the liabilities and use similar valuation metrics (Level 3). In some instances when debt is assumed and an identifiable active market for similar debt is present, we use market interest rates for similar debt to estimate the fair value of the debt assumed (Level 2). The Company determines fair value as follows:

•	Land is determined based on third party appraisals.

•	Buildings and site improvements acquired are valued using a combination of discounted cash flow projections that assume certain future revenues and costs and consider capitalization and discount rates using current market conditions as well as replacement cost analysis.

•	Furniture and fixture is determined based on third party appraisals.

•	Intangible assets acquired are valued using a combination of discounted cash flow projections as well as other valuation techniques based on current market conditions for the intangible asset being acquired. When evaluating below market leases we consider extension options controlled by the lessee in our evaluation. For additional information regarding above and below market leases assumed as part of an acquisition see “In-Place Leases" below.

•	Other assets acquired and liabilities assumed are typically valued at stated amounts, which approximate fair value on the date of the acquisition.

F-8

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

•	Assumed debt balances are valued by discounting the remaining contractual cash flows using a current market rate of interest.

•	Stock based compensation and noncontrolling interests are valued using a stock price on the acquisition date.

•	Goodwill represents the purchase price in excess of the fair value of assets acquired and liabilities assumed and the cost associated with expanding our investment portfolio. Goodwill is not amortized.

Real Estate Investments and Depreciation

The costs of significant improvements, renovations and replacements, including interest are capitalized. In addition, we capitalize leasehold improvements when certain criteria are met, including when we supervise construction and will own the improvement. Expenditures for maintenance and repairs are charged to operations as they are incurred.

Depreciation is computed on a straight-line basis over the estimated useful lives ranging from 20 to 40 years for buildings, eight to 15 years for site improvements, and three to 10 years for furniture, fixtures and equipment. Leasehold interests are amortized over the shorter of the estimated useful life or term of the lease.

As of December 31, 2015 and 2014, we had identified conditional asset retirement obligations primarily related to the future removal and disposal of asbestos that is contained within certain of our real estate investment properties. The asbestos is appropriately contained, and we believe we are compliant with current environmental regulations. If these properties undergo major renovations or are demolished, certain environmental regulations are in place, which specify the manner in which asbestos must be handled and disposed. We are required to record the fair value of these conditional liabilities if they can be reasonably estimated. As of December 31, 2015 and 2014, sufficient information was not available to estimate our liability for conditional asset retirement obligations as the obligations to remove the asbestos from these properties have indeterminable settlement dates. As such, no liability for conditional asset retirement obligations was recorded on our accompanying Consolidated Balance Sheets as of December 31, 2015 and 2014.

Lease Accounting

At the inception of the lease and during the amendment process, we evaluate each lease to determine if the lease should be considered an operating lease, sales-type lease, or direct financing lease. We have determined that all but seven of our leases should be accounted for as operating leases. The other seven leases are accounted for as direct financing leases.

For leases accounted for as operating leases, we retain ownership of the asset and record depreciation expense, see “Business Combinations” and “Real Estate Investments and Depreciation” above for additional information regarding our investment in real estate leased under operating lease agreements. We also record lease revenue based on the contractual terms of the operating lease agreement which often includes annual rent escalators, see “Revenue Recognition” below for further discussion regarding the recordation of revenue on our operating leases.

For leases accounted for as direct financing leases, we record the present value of the future minimum lease payments (utilizing a constant interest rate over the term of the lease agreement) as a receivable and record interest income based on the contractual terms of the lease agreement. Certain direct financing leases include annual rent escalators; see “Revenue Recognition” below for further discussion regarding the recording of interest income on our direct financing leases. As of December 31, 2015 and 2014, $3.3 and $3.4 million, respectively, of unamortized direct costs related to originating the direct financing leases have been deferred and recorded in our Consolidated Balance Sheets.

In-Place Leases

In-place lease assets and liabilities result when we assume a lease as part of a facility purchase or business combination. The fair value of in-place leases consists of the following components, as applicable (1) the estimated cost to replace the leases, and (2) the above or below market cash flow of the leases, determined by comparing the projected cash flows of the leases in place at the time of acquisition to projected cash flows of comparable market-rate leases (referred to as Lease Intangibles). Lease Intangible assets and liabilities are classified as lease contracts above and below market value, respectively in “other assets” and “accrued expenses and other liabilities,” and amortized on a straight-line basis as decreases and increases, respectively, to rental income over the estimated remaining term of the underlying leases. Should a tenant terminate the lease, the unamortized portion of the Lease Intangible is recognized immediately as income or expense.

F-9

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

As of December 31, 2015 and 2014, we had $110.2 million and $20.4 million, respectively, of below market lease liabilities and $7.8 million and $2.4 million, respectively, of above market lease assets recorded on our Consolidated Balance Sheets. We expect net amortization of the in-place leases to increase rental income by:

(in millions)
2016	$16.0
2017	14.8
2018	13.1
2019	12.0
2020	11.7
Thereafter	34.8
Total	$102.4

For the years ended December 31, 2015, 2014 and 2013, we have amortized $13.8 million, $5.0 million and $5.1 million, respectively, as a net increase to rental income. Amounts presented above include the preliminary purchase accounting for the Aviv Merger, see Note 3 - Properties. For additional information, see Note 8 – Intangibles.

Asset Impairment

Management evaluates our real estate investments for impairment indicators, including the evaluation of our assets’ useful lives. The judgment regarding the existence of impairment indicators is based on factors such as, but not limited to, market conditions, operator performance and legal structure. If indicators of impairment are present, management evaluates the carrying value of the related real estate investments in relation to the future undiscounted cash flows of the underlying facilities. Provisions for impairment losses related to long-lived assets are recognized when expected future undiscounted cash flows are determined to be less than the carrying values of the assets. An adjustment is made to the net carrying value of the real estate investments for the excess of carrying value over fair value. The fair value of the real estate investment is determined by market research, which includes valuing the property as a nursing home as well as other alternative uses. All impairments are taken as a period cost at that time, and depreciation is adjusted going forward to reflect the new value assigned to the asset.

If we decide to sell real estate properties or land holdings, we evaluate the recoverability of the carrying amounts of the assets. If the evaluation indicates that the carrying value is not recoverable from estimated net sales proceeds, the property is written down to estimated fair value less costs to sell. Our estimates of cash flows and fair values of the properties are based on current market conditions and consider matters such as rental rates and occupancies for comparable properties, recent sales data for comparable properties, and, where applicable, contracts or the results of negotiations with purchasers or prospective purchasers.

For the years ended December 31, 2015, 2014 and 2013, we recognized impairment losses of $17.7 million, $3.7 million and $0.4 million, respectively. The impairments are primarily the result of closing facilities or updating the estimated proceeds we expect to receive for the sale of closed facilities. For additional information, see Note 3 – Properties and Note 7 – Assets Held For Sale.

Loan and Direct Financing Lease Impairment

Management evaluates our outstanding mortgage notes, direct financing leases and other notes receivable for impairment. When management identifies potential loan or direct financing lease impairment indicators, such as non-payment under the loan documents, impairment of the underlying collateral, financial difficulty of the operator or other circumstances that may impair full execution of the loan documents or direct financing leases, and management believes it is probable that all amounts will not be collected under the contractual terms of the loan or direct financing lease, the loan or direct financing lease is written down to the present value of the expected future cash flows. In cases where expected future cash flows are not readily determinable, the loan or direct financing lease is written down to the fair value of the collateral. The fair value of the loan or direct financing lease is determined by market research, which includes valuing the property as a nursing home as well as other alternative uses.

F-10

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

We account for impaired loans and direct financing leases using (a) the cost-recovery method, and/or (b) the cash basis method. We generally utilize the cost-recovery method for impaired loans or direct financing leases for which impairment reserves were recorded. We utilize the cash basis method for impaired loans or direct financing leases for which no impairment reserves were recorded because the net present value of the discounted cash flows expected under the loan or direct financing lease and or the underlying collateral supporting the loan or direct financing lease were equal to or exceeded the book value of the loans or direct financing leases. Under the cost-recovery method, we apply cash received against the outstanding loan balance or direct financing lease prior to recording interest income. Under the cash basis method, we apply cash received to principal or interest income based on the terms of the agreement. As of December 31, 2015 we had $3.0 million of reserves on our loans and no reserves on our direct financing leases. As of December 31, 2014, we had no reserves on our loans or direct financing leases. For additional information, see Note 4 – Direct Financing Leases, Note 5 – Mortgage Notes Receivable and Note 6 – Other Investments.

Assets Held for Sale

We consider properties to be assets held for sale when (1) management commits to a plan to sell the property; (2) it is unlikely that the disposal plan will be significantly modified or discontinued; (3) the property is available for immediate sale in its present condition; (4) actions required to complete the sale of the property have been initiated; (5) sale of the property is probable and we expect the completed sale will occur within one year; and (6) the property is actively being marketed for sale at a price that is reasonable given our estimate of current market value. Upon designation of a property as an asset held for sale, we record the property's value at the lower of its carrying value or its estimated fair value, less estimated costs to sell, and we cease depreciation. For additional information, see Note 7 – Assets Held for Sale.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with a maturity date of three months or less when purchased. These investments are stated at cost, which approximates fair value. The majority of our cash and cash equivalents are held at major commercial banks.

Restricted Cash

Restricted cash consists primarily of funds escrowed for tenants’ security deposits required by us pursuant to certain contractual terms (see Note 10 – Lease and Mortgage Deposits).

Accounts Receivable

Accounts receivable includes: contractual receivables, effective yield interest receivables, straight-line rent receivables and lease inducements, net of an estimated provision for losses related to uncollectible and disputed accounts. Contractual receivables relate to the amounts currently owed to us under the terms of the lease agreement. Effective yield interest receivables relate to the difference between the interest income recognized on an effective yield basis over the term of the loan agreement and the interest currently due to us according to the contractual agreement. Straight-line receivables relate to the difference between the rental revenue recognized on a straight-line basis and the amounts due to us contractually. Lease inducements result from value provided by us to the lessee at the inception or renewal of the lease are amortized as a reduction of rental revenue over the non cancellable lease term.

On a quarterly basis, we review our accounts receivable to determine their collectability. The determination of collectability of these assets requires significant judgment and is affected by several factors relating to the credit quality of our operators that we regularly monitor, including (i) payment history, (ii) the age of the contractual receivables, (iii) the current economic conditions and reimbursement environment, (iv) the ability of the tenant to perform under the terms of their lease and/or contractual loan agreements and (v) the value of the underlying collateral of the agreement. If we determine collectability of any of our contractual receivables is at risk, we estimate the potential uncollectible amounts and provide an allowance. In the case of a lease recognized on a straight-line basis or existence of lease inducements, we generally provide an allowance for straight-line accounts receivable and/or the lease inducements when certain conditions or indicators of adverse collectability are present.

F-11

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

A summary of our net receivables by type is as follows:

	December 31,
	2015	2014
	(in thousands)

Contractual receivables	$8,452	$4,799
Effective yield interest receivables	9,028	6,232
Straight-line receivables	175,709	143,652
Lease inducements	10,982	13,571
Allowance	(309)	(78)
Accounts receivable – net	$203,862	$168,176

We continuously evaluate the payment history and financial strength of our operators and have historically established allowance reserves for straight-line rent receivables from operators that do not meet our requirements. We consider factors such as payment history, the operator’s financial condition as well as current and future anticipated operating trends when evaluating whether to establish allowance reserves.

In 2015, we wrote-off $3.2 million of straight-line rent receivables and $1.5 million of effective yield interest receivables associated with four facilities that will transition to a new operator and three mortgages that will be repaid prior to their maturity. This transaction closed in 2016.

In 2014, we wrote-off (i) $0.8 million of straight-line rent receivables associated with a lease amendment to an existing operator for two facilities that were transitioned to a new operator and (ii) $2.0 million of effective yield interest receivables associated with the termination of a mortgage note that was due November 2021. See Note 3 – Properties and Note 5 – Mortgage Notes Receivable for additional information.

Goodwill Impairment

We assess goodwill for potential impairment during the fourth quarter of each fiscal year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the net assets of the reporting unit. In evaluating goodwill for impairment, we first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of the reporting unit is less than its carrying amount. If we conclude that it is more likely than not that the fair value of the reporting unit is less than its carrying value, then we perform a two-step goodwill impairment test to identify potential impairment and measure the amount of impairment we will recognize, if any. We do not expect any of the goodwill to be deductible for tax purposes.

In the first step of the two-step goodwill impairment test (“Step 1”), we compare the fair value of the reporting unit to its net book value, including goodwill. As the Company has only one reporting unit, the fair value of the reporting unit is determined by reference to the market capitalization of the Company as determined through quoted market prices and adjusted for other relevant factors. A potential impairment exists if the fair value of the reporting unit is lower than its net book value. The second step (“Step 2”) of the process is only performed if a potential impairment exists, and it involves determining the difference between the fair value of the reporting unit's net assets other than goodwill and the fair value of the reporting unit. If the difference is less than the net book value of goodwill, impairment exists and is recorded. In the event that the Company determines that the value of goodwill has become impaired, the Company will record an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The Company has not been required to perform Step 2 of the process because the fair value of the reporting unit has significantly exceeded its book value at the measurement date. There was no impairment of goodwill during 2015.

Income Taxes

We were organized to qualify for taxation as a REIT under Section 856 through 860 of the Internal Revenue Code (“Code”). As long as we qualify as a REIT; we will not be subject to federal income taxes on the REIT taxable income that we distributed to stockholders, subject to certain exceptions. However, with respect to certain of our subsidiaries that have elected to be treated as taxable REIT subsidiaries (“TRSs”), we record income tax expense or benefit, as those entities are subject to federal income tax similar to regular corporations.

F-12

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

We account for deferred income taxes using the asset and liability method and recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in our financial statements or tax returns. Under this method, we determine deferred tax assets and liabilities based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Any increase or decrease in the deferred tax liability that results from a change in circumstances, and that causes us to change our judgment about expected future tax consequences of events, is included in the tax provision when such changes occur. Deferred income taxes also reflect the impact of operating loss and tax credit carryforwards. A valuation allowance is provided if we believe it is more likely than not that all or some portion of the deferred tax asset will not be realized. Any increase or decrease in the valuation allowance that results from a change in circumstances, and that causes us to change our judgment about the realizability of the related deferred tax asset, is included in the tax provision when such changes occur. For additional information on income taxes, see Note 13 – Taxes.

Revenue Recognition

We have various different investments that generate revenue, including leased and mortgaged properties, as well as other investments, including working capital loans. We recognize rental income and other investment income as earned over the terms of the related leases and notes, respectively. Interest income is recorded on an accrual basis to the extent that such amounts are expected to be collected using the effective interest method. In applying the effective interest method, the effective yield on a loan is determined based on its contractual payment terms, adjusted for prepayment terms.

Substantially all of our operating leases contain provisions for specified annual increases over the rents of the prior year and are generally computed in one of three methods depending on specific provisions of each lease as follows: (i) a specific annual increase over the prior year’s rent, generally between 2.0% and 3.0%; (ii) an increase based on the change in pre-determined formulas from year to year (e.g. increases in the Consumer Price Index); or (iii) specific dollar increases over prior years. Revenue under lease arrangements with minimum fixed and determinable increases is recognized over the non-cancellable term of the lease on a straight-line basis. The authoritative guidance does not provide for the recognition of contingent revenue until all possible contingencies have been eliminated. We consider the operating history of the lessee, the payment history, the general condition of the industry and various other factors when evaluating whether all possible contingencies have been eliminated. We do not recognize contingent rents as income until the contingencies have been resolved.

In the case of rental revenue recognized on a straight-line basis, we generally record reserves against earned revenues from leases when collection becomes questionable or when negotiations for restructurings of troubled operators result in significant uncertainty regarding ultimate collection. The amount of the reserve is estimated based on what management believes will likely be collected. We continually evaluate the collectability of our straight-line rent assets. If it appears that we will not collect future rent due under our leases, we will record a provision for loss related to the straight-line rent asset.

We record direct financing lease income on a constant interest rate basis over the term of the lease. The costs related to originating the direct financing leases have been deferred and are being amortized on a straight-line basis as a reduction to income from direct financing leases over the term of the direct financing leases.

Mortgage interest income is recognized as earned over the terms of the related mortgage notes, using the effective yield method. Allowances are provided against earned revenues from mortgage interest when collection of amounts due becomes questionable or when negotiations for restructurings of troubled operators lead to lower expectations regarding ultimate collection. When collection is uncertain, mortgage interest income on impaired mortgage loans is recognized as received after taking into account application of security deposits.

Gains on sales of real estate assets are recognized in accordance with the authoritative guidance for sales of real estate. The specific timing of the recognition of the sale and the related gain is measured against the various criteria in the guidance related to the terms of the transactions and any continuing involvement associated with the assets sold. To the extent the sales criteria are not met, we defer gain recognition until the sales criteria are met.

F-13

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Stock-Based Compensation

We recognize stock-based compensation expense adjusted for estimated forfeitures to employees and directors, in “general and administrative” in our Consolidated Statements of Operations and Comprehensive Income on a straight-line basis over the requisite service period of the awards, see Note 16 – Stock-Based Compensation for additional details.

Deferred Financing Costs and Original Issuance Premium and/or Discounts for Debt Issuance

External costs incurred from placement of our debt are capitalized and amortized on a straight-line basis over the terms of the related borrowings which approximates the effective interest method. The deferred financing costs are included in “other assets” in our Consolidated Balance Sheets. Original issuance premium or discounts reflect the difference between the face amount of the debt issued and the cash proceeds received and are amortized on a straight-line basis over the term of the related borrowings. All premium and discounts are recorded as an addition to or reduction from debt in our Consolidated Balance Sheets. Amortization of financing costs and original issuance premium or discounts total $7.0 million, $4.5 million and $2.8 million in 2015, 2014 and 2013, respectively, and are classified as “interest - amortization of deferred financing costs” in our Consolidated Statements of Operations and Comprehensive Income. When financings are terminated, unamortized deferred financing costs and unamortized premium or discounts, as well as charges incurred for the termination, are recognized as expense or income at the time the termination is made. Gains and losses from the extinguishment of debt are presented in “interest-refinancing (costs) gain” in our Consolidated Statements of Operations and Comprehensive Income.

Earnings Per Share

Basic earnings per common share (“EPS”) is computed by dividing net income available to common stockholders by the weighted-average number of shares of common stock outstanding during the year. Diluted EPS is computed using the treasury stock method, which is net income divided by the total weighted-average number of common outstanding shares plus the effect of dilutive common equivalent shares during the respective period. Dilutive common shares reflect the assumed issuance of additional common shares pursuant to certain of our share-based compensation plans, including stock options, restricted stock and performance restricted stock units and the assumed issuance of additional shares related to Omega OP Units held by outside investors. All outstanding unvested share-based payment awards that contain rights to non-forfeitable dividends or dividend equivalents that participate in undistributed earnings with common stockholders are considered participating securities that shall be included in the two-class method of computing basic EPS. The impact of the two class method is immaterial. For additional information, see Note 20 – Earnings Per Share.

Redeemable Limited Partnership Unitholder Interests and Noncontrolling Interests

As of April 1, 2015 and after giving effect to the Aviv Merger, the Company owned approximately 138.8 million Omega OP Units and Aviv OP owned approximately 52.9 million Omega OP Units. Each of the Omega OP Units (other than the Omega OP Units owned by Omega) is redeemable at the election of the Omega OP Unit holder for cash equal to the then-fair market value of one share of Omega common stock, par value $0.10 per share (“Omega Common Stock”), subject to the Company’s election to exchange the Omega OP Units tendered for redemption for unregistered shares of Omega Common Stock on a one-for-one basis, subject to adjustment as set forth in the Partnership Agreement. Effective June 30, 2015, the Company (through Merger Sub, in its capacity as the general partner of Aviv OP) caused Aviv OP to make a distribution of Omega OP Units held by Aviv OP (or equivalent value) to Aviv OP investors (the “Aviv OP Distribution”) in connection with the liquidation of Aviv OP. As a result of the Aviv OP Distribution, Omega directly and indirectly owned approximately 95% of the outstanding Omega OP Units, and the other investors own approximately 5% of the outstanding Omega OP Units. As a part of the Aviv OP Distribution, Omega settled approximately 0.2 million units via cash settlement. As of December 31, 2015, Omega directly and indirectly owns approximately 95% of the outstanding Omega OP Units, and the other investors own approximately 5% of the outstanding Omega OP Units.

Noncontrolling Interests

Noncontrolling interests is the portion of equity in the Omega OP not attributable to the Company. We present the portion of any equity that we do not own in consolidated entities as noncontrolling interests and classify those interests as a component of total equity, separate from total stockholders’ equity, on our Consolidated Balance Sheets. We include net income attributable to the noncontrolling interests in net income in our Consolidated Statements of Operations and Comprehensive Income.

F-14

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

As our ownership of a controlled subsidiary increases or decreases, any difference between the aggregate consideration paid to acquire the noncontrolling interests and our noncontrolling interest balance is recorded as a component of equity in additional paid-in capital, so long as we maintain a controlling ownership interest.

Foreign Operations

The U.S. dollar is the functional currency for our consolidated subsidiaries operating in the United States. The functional currency for our consolidated subsidiaries operating in countries other than the United States is the principal currency in which the entity primarily generates and expends cash. For our consolidated subsidiaries whose functional currency is not the U.S. dollar, we translate their financial statements into the U.S. dollar. We translate assets and liabilities at the exchange rate in effect as of the financial statement date. Gains and losses resulting from this translation are included in accumulated other comprehensive loss (“AOCL”) as a separate component of equity and a proportionate amount of gain or loss is allocated to noncontrolling interest. Certain balance sheet items, primarily equity and capital-related accounts, are reflected at the historical exchange rate. Revenue and expense accounts are translated using an average exchange rate for the period.

We and certain of our consolidated subsidiaries may have intercompany and third-party debt that is not denominated in the entity’s functional currency. When the debt is remeasured against the functional currency of the entity, a gain or loss can result. The resulting adjustment is reflected in results of operations, unless it is intercompany debt that is deemed to be long-term in nature and then the adjustments are included in AOCL.

Derivative Instruments

During our normal course of business, we may use certain types of derivative instruments for the purpose of managing interest rate and currency risk. To qualify for hedge accounting, derivative instruments used for risk management purposes must effectively reduce the risk exposure that they are designed to hedge. In addition, at inception of a qualifying cash flow hedging relationship, the underlying transaction or transactions, must be, and are expected to remain, probable of occurring in accordance with the Company’s related assertions. The Company recognizes all derivative instruments, including embedded derivatives required to be bifurcated, as assets or liabilities in the Consolidated Balance Sheets at their fair value. Changes in the fair value of derivative instruments that are not designated in hedging relationships or that do not meet the criteria of hedge accounting are recognized in earnings. For derivatives designated as qualifying cash flow hedging relationships, the change in fair value of the effective portion of the derivatives is recognized in AOCL as a separate component of equity and a proportionate amount of gain or loss is allocated to noncontrolling interest, whereas the change in fair value of the ineffective portion is recognized in earnings. We formally document all relationships between hedging instruments and hedged items, as well as its risk-management objectives and strategy for undertaking various hedge transactions. This process includes designating all derivatives that are part of a hedging relationship to specific forecasted transactions as well as recognized obligations or assets in the Consolidated Balance Sheets. We also assess and document, both at inception of the hedging relationship and on a quarterly basis thereafter, whether the derivatives are highly effective in offsetting the designated risks associated with the respective hedged items. If it is determined that a derivative ceases to be highly effective as a hedge, or that it is probable the underlying forecasted transaction will not occur, we discontinue hedge accounting prospectively and record the appropriate adjustment to earnings based on the current fair value of the derivative. As a matter of policy, we do not use derivatives for trading or speculative purposes. At December 31, 2015, we had $0.7 million of qualifying cash flow hedges recorded at fair value in accrued expenses and other liabilities on our Consolidated Balance Sheet.

Related Party Transactions

The Company has a policy which generally requires related party transactions to be approved or ratified by the Audit Committee. As part of our acquisition of entities owning 143 skilled nursing facilities in June 2010, we acquired entities owning skilled nursing facilities with existing leases in place to LHCC Properties, LLC (“LHCC”) a subsidiary of Laurel Healthcare Holdings, Inc. (“Laurel”). A member of the Board of Directors of the Company, together with certain members of his immediate family, beneficially owned approximately 34% of the equity of Laurel. Our lease with LHCC generated approximately $1 million of rental income in both 2014 and 2013. In connection with the Aviv Merger, we acquired operating leases with LHCC for an additional 28 facilities. Together, our leases with LHCC generated approximately $23.0 million of rental income in 2015. In 2016, the Company acquired 10 SNFs from Laurel and an unrelated third party acquired all of the outstanding equity interests of Laurel, including the interests previously owned by the director and his family as further described within Note 22 –Subsequent Events.

F-15

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Reclassification

Certain prior year amounts have been reclassified to conform with the current year presentation.

Recent Accounting Pronouncements

In 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. ASU 2014-09 states that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” While ASU 2014-09 specifically references contracts with customers, it may apply to certain other transactions such as the sale of real estate or equipment. ASU 2014-09 is effective for the Company beginning January 1, 2018. We are continuing to evaluate this guidance; however, we do not expect its adoption to have a significant impact on our consolidated financial statements, as a substantial portion of our revenue consists of rental income from leasing arrangements, which are specifically excluded from ASU 2014-09.

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis (“ASU 2015-02”), which makes certain changes to both the variable interest model and the voting model, including changes to (1) the identification of variable interests (fees paid to a decision maker or service provider), (2) the variable interest entity characteristics for a limited partnership or similar entity and (3) the primary beneficiary determination. ASU 2015-02 is effective for the Company beginning January 1, 2016. We are continuing to evaluate this guidance; however, we do not expect its adoption to have a significant impact on our consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected. Upon adoption, we will apply the new guidance on a retrospective basis and adjust the balance sheet of each individual period presented to reflect the period-specific effects of applying the new guidance. Additionally, since ASU 2015-03 did not address presentation or subsequent measurement of debt issuance costs related to line-of-credit arrangements, the FASB issued ASU 2015-15, Interest—Imputation of Interest (“ASU 2015-15”) in August 2015. Under ASU 2015-15, an entity may present debt issuance costs related to a line-of-credit arrangement as an asset and subsequently amortize the deferred debt issuance costs ratably over the term of the line-of-credit arrangement. This guidance is effective for the Company beginning January 1, 2016. We are continuing to evaluate this guidance; however, we do not expect its adoption to have a significant impact on our consolidated financial statements.

In August 2015, the FASB issued ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments (“ASU 2015-16”), which eliminates the requirement that an acquirer in a business combination account for measurement-period adjustments retrospectively. Instead, an acquirer will recognize a measurement-period adjustment during the period in which it determines the amount of the adjustment. The acquirer must still disclose the amounts and reasons for adjustments to provisional amounts and the amount of the adjustment reflected in the current-period income statement that would have been recognized in previous periods if the adjustment to provisional amounts had been recognized as of the acquisition date. We adopted ASU 2015-16 in December 2015, and disclosed the impact of measurement-period adjustments resulting from a business combination in Note 3 – Properties.

F-16

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 3 - PROPERTIES

Leased Property

Our leased real estate properties, represented by 782 SNFs, 85 ALFs, 16 specialty facilities and one medical office building at December 31, 2015, are leased under provisions of single leases and master leases with initial terms typically ranging from 5 to 15 years, plus renewal options. Substantially all of the single leases and master leases provide for minimum annual rentals that are typically subject to annual increases. Under the terms of the leases, the lessee is responsible for all maintenance, repairs, taxes and insurance on the leased properties.

A summary of our investment in leased real estate properties is as follows:

	December 31,
	2015	2014
	(in thousands)
Buildings	$5,514,820	$2,745,872
Site improvements and equipment	558,222	227,411
Land	670,916	250,502
	6,743,958	3,223,785
Less accumulated depreciation	(1,019,150)	(821,712)
Total	$5,724,808	$2,402,073

At December 31, 2015, we have approximately $194.3 million of projects currently under development which includes $3.7 million of capitalized interest.

The future minimum estimated contractual rents due for the remainder of the initial terms of the leases are as follows at December 31, 2015:

(in thousands)
2016	$628,906
2017	638,232
2018	619,251
2019	592,657
2020	600,652
Thereafter	3,198,157
Total	$6,277,855

The following tables summarize the significant transactions that occurred from 2013 to 2015. The 2015 table excludes the acquisition of Care Homes in the United Kingdom and the Aviv Merger in the second quarter of 2015, which are discussed separately below.

F-17

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

2015 Acquisitions and Other

	Number of Facilities			Number of Operating	Total		Land	Building & Site Improvements	Furniture & Fixtures	Initial Cash Yield
Period	SNF	ALF	State	Beds	Investment		(in millions)			(%)
Q1	1	-	TX	93	$6.8		$0.1	$6.1	$0.6	9.50
Q3	6	-	NE	530	15.0		1.4	12.1	1.5	9.00
Q3	1	2	WA	136	18.0		2.2	14.9	0.9	8.00
Q3	-	2	GA	125	10.8		1.2	9.0	0.6	7.00
Q3	1	-	VA	300	28.5	(1)	1.9	24.2	2.4	9.25
Q3	2	-	FL	260	32.0	(4)	1.4	29.0	1.6	9.00
Q3	-	-	NY	-	111.7	(2)(3)	111.7	-	-	-
Q4	1	-	AZ	6	0.6	(3)	0.3	0.3	-	9.00
Q4	1	-	TX	92	5.3		1.8	3.0	0.5	9.50
Total	13	4		1,542	$228.7		$122.0	$98.6	$8.1

(1)	In July 2015, we leased the facility to a new operator with an initial lease term of 10 years.
(2)	On July 24, 2015, we purchased five buildings located in New York City, New York for approximately $111.7 million. We and our operator plan to construct a 201,000 square-foot assisted living and memory care facility. The properties were added to the operator’s existing master lease. The lease provides for a 5% annual cash yield on the land during the construction phase. Upon issuance of a certification of occupancy, the annual cash yield will increase to 7% in year one and 8% in year two with annual 2.5% annual escalators thereafter.
(3)	Accounted for as an asset acquisition.
(4)	The Company estimated the fair value of the assets acquired on the acquisition date based on certain valuation analyses that have yet to be finalized, and accordingly, the assets acquired, as detailed, are subject to adjustment one the analyses are completed.

For the year ended December 31, 2015, we recognized revenue attributable to the aforementioned acquisitions of approximately $4.9 million and net income attributable to the acquisitions of approximately $2.3 million. Acquisition costs related to the above were expensed as period costs. For the year ended December 31, 2015, we expensed $2.2 million of acquisition related costs. No goodwill was recorded in connection with these acquisitions.

Acquisition of Care Homes in the United Kingdom

On May 1, 2015, we closed on a purchase/leaseback Care Homes Transaction (the “Care Homes Transaction”) for 23 care homes located in the United Kingdom and operated by Healthcare Homes Holding Limited (“Healthcare Homes”). As part of the transaction, we acquired title to the 23 care homes with 1,018 registered beds and leased them back to Healthcare Homes pursuant to a 12-year master lease agreement with an initial annual cash yield of 7%, and annual escalators of 2.5%. The care homes, comparable to assisted living facilities (“ALFs”) in the United States, are located throughout the East Anglia region (north of London) of the United Kingdom. Healthcare Homes is headquartered in Colchester (Essex County), England. We recorded approximately $193.8 million of assets consisting of land ($20.7 million), building and site improvements ($152.1 million), furniture and fixtures ($5.3 million) and goodwill ($15.7 million).

In 2015, we incurred approximately $3.2 million in acquisition related costs associated with the Care Homes Transaction. For the year ended December 31, 2015, we recognized approximately $9.5 million of rental revenue in connection with the Care Homes Transaction.

Aviv Merger

On April 1, 2015, Omega completed the Aviv Merger, which was structured as a stock-for-stock merger. Under the terms of the Merger Agreement, each outstanding share of Aviv common stock was converted into 0.90 of a share of Omega common stock. In connection with the Aviv Merger, Omega issued approximately 43.7 million shares of common stock to former Aviv stockholders. As a result of the Aviv Merger, Omega acquired 342 facilities, two facilities subject to direct financing leases, one medical office building, two mortgages and other investments. The facilities are located in 31 states and are operated by 38 third-party operators. Omega also assumed certain outstanding equity awards and other debt and liabilities. Based on the closing price of Omega’s common stock on April, 1, 2015, we estimate the fair value of the consideration exchanged or assumed to be approximately $3.9 billion. Omega's estimated fair values of Aviv’s assets acquired and liabilities assumed on the Aviv Merger date are determined based on certain valuations and analyses. The Company has not yet finalized its analysis of the fair value of acquired land and buildings and intangible assets and liabilities. As such the amounts reflected below for those items are subject to further adjustment. Any change may have an impact on the reported goodwill.

F-18

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The following table highlights the preliminary fair value of the assets acquired and liabilities assumed on April 1, 2015:

(in thousands)
Estimated fair value of assets acquired:
Land and buildings	$3,108,078
Investment in direct financing leases	26,823
Mortgages notes receivable	19,246
Other investments	23,619
Total investments	3,177,766
Goodwill	630,404
Accounts receivables and other assets	15,500
Cash acquired	84,858
Fair value of total assets acquired	$3,908,528

Estimated fair value of liabilities assumed:
Accrued expenses and other liabilities	$221,631
Debt	1,410,637
Fair value of total liabilities assumed	1,632,268

Value of shares and OP units exchanged(a)	2,276,260

Fair value of consideration	$3,908,528

(a)	Includes the fair value of stock compensation plans assumed.

In 2015, we incurred approximately $52.1 million in acquisition related costs associated with the Aviv Merger. For the year ended December 31, 2015, we recognized approximately $188.4 million of total revenue in connection with the Aviv Merger.

Included within accrued expenses and other liabilities is a $67.3 million contingent liability related to a leasing arrangement with an operator assumed as a result of the Aviv Merger.

During the fourth quarter of 2015, we adjusted the preliminary fair value of the in place lease assets and liabilities that we provisionally recognized on April 1, 2015 in connection with the Aviv Merger. We increased the fair value of the in place lease assets and in place lease liabilities to $8.2 million and $105.5 million, respectively which resulted in a $79.0 million net increase in goodwill (see Note 8 – Intangibles). The change to the provisional amounts resulted in an $8.2 million increase in rental income, of which $2.7 million relates to the second and third quarters of 2015, respectively.

F-19

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

2014 Acquisitions and Other

	Number of Facilities			Number of	Total	Land	Building & Site Improvements	Furniture & Fixtures	Initial Cash Yield
Period	SNF	ALF	State	Operating Beds	Investment	(in millions)			(%)
Q1	-	1	AZ	90	$4.7	$0.4	$3.9	$0.4	9.75
Q2/Q3	3	-	GA, SC	345	34.6	0.9	32.1	1.6	9.50
Q3	1	-	TX	125	8.2	0.4	7.4	0.4	9.75
Q4	-	4	PA,OR,AR	371	84.2	5.1	76.7	2.4	6.00
	4	5		931	$131.7	$6.8	$120.1	$4.8

For the year ended December 31, 2014, we recognized revenue attributable to the acquisitions of approximately $3.2 million and net income attributable to the acquisitions of approximately $1.2 million. Acquisition costs related to the above transactions were expensed as period costs. For the year ended December 31, 2014, we expensed $3.9 million of acquisition related costs.

Transition of Two West Virginia Facilities to a New Operator

On July 1, 2014, we transitioned two West Virginia SNFs that we previously leased to Diversicare Healthcare Services (“Diversicare” and formerly known as Advocat) to a new unrelated third party operator. The two facilities represent 150 operating beds. We amended our Diversicare master lease to reflect the transition of the two facilities to the new operator and for the year ended December 31, 2014 recorded a $0.8 million provision for uncollectible straight-line accounts receivable. Simultaneous with the Diversicare master lease amendment, we entered into a 12-year master lease with a new third party operator.

2013 Acquisitions and Other

	Number of Facilities			Number of Operating	Total		Land	Building & Site Improvements	Furniture & Fixtures	Initial Cash Yield
Period	SNF	ALF	State	Beds	Investment		(in millions)			(%)
Q4	-	1	FL	97	$10.3		$0.6	$9.0	$0.7	7.25
Q4	4	-	IN	384	25.2	(1)	0.7	21.8	2.7	9.70
Total	4	1		481	$35.5		$1.3	$30.8	$3.4

(1)	On October 31, 2013, we recorded approximately $3.0 million to below market leases as a result of the transaction for a total investment of $25.2 million.

Acquisition costs related to the above transactions were expensed as a period cost. For the year ended December 31, 2013, we expensed $0.2 million of acquisition related costs.

Transition of 11 Arkansas Facilities to a New Operator

On August 30, 2013, we transitioned 11 SNFs located in Arkansas that we previously leased to Diversicare Healthcare Services to a new third party operator. The 11 facilities represent 1,084 operating beds. We amended our Diversicare master lease to provide for reduced rent to reflect the transition of the 11 facilities to the new operator, and recorded a $2.3 million provision for uncollectible straight-line rent receivable. Simultaneously with the amendment to the Diversicare master lease, we entered into a new master lease with the new third party operator of the 11 facilities. The new master lease expires on August 31, 2023 and includes fixed annual rent escalators.

F-20

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Pro Forma Acquisition Results

The facilities acquired in 2015 and 2014 are included in our results of operations from the dates of acquisition. The following unaudited pro forma results reflect the impact of the acquisitions as if they occurred on January 1, 2014. In the opinion of management, all significant necessary adjustments to reflect the effect of the acquisitions have been made. The following pro forma information is not indicative of future operations.

	Pro Forma
	Year Ended December 31,
	2015	2014
	(in thousands, except per share amounts, unaudited)
Pro forma revenues	$817,642	$789,270
Pro forma net income	$258,927	$318,271

Earnings per share – diluted:
Net income – as reported	$1.29	$1.74
Net income – pro forma	$1.33	$1.74

Asset Sales, Impairments and Other

In 2015, we sold seven SNFs (four previously held-for-sale) for total cash proceeds of approximately $41.5 million, generating a gain of approximately $6.4 million. We also recorded a total of $17.7 million provision for impairment related to six SNFs to reduce their net book value to their estimated fair value less costs to sell. To estimate the fair value of these facilities we utilized a market approach and Level 3 inputs. Two of the facilities are reclassified as assets held for sale.

In 2014, we sold four SNFs (three previously held-for-sale) and a parcel of land for total cash proceeds of $4.1 million, resulting in a $2.9 million gain. We also closed two SNFs and recorded a $3.7 million provision for impairment related to these facilities. To estimate the fair value of these facilities we utilized a market approach and Level 3 inputs. See Note 7 – Assets Held For Sale for more details.

In 2013, we sold one SNF and a parcel of land for total cash proceeds of $2.3 million resulting in a $1.2 million loss.

NOTE 4 – DIRECT FINANCING LEASES

The components of investment in direct financing leases consist of the following:

	December 31,
	2015	2014
	(in thousands)
Minimum lease payments receivable	$4,320,876	$4,244,067
Less unearned income	(3,733,175)	(3,704,835)
Investment in direct financing leases - net	$587,701	$539,232

Properties subject to direct financing leases	59	56

F-21

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

As of December 31, 2015 and 2014 we had seven direct financing leases with four different operators. The following table summarizes the investment in the direct financing leases by operator:

	December 31,
	2015	2014
	(in thousands)
New Ark	$560,308	$539,232
Reliance Health Care Management, Inc.	15,509	-
Sun Mar Healthcare	11,381	-
Markleysburg Healthcare Investors, LP	503	-
Investment in direct financing leases - net	$587,701	$539,232

New Ark Investment Inc.

On November 27, 2013, we closed an aggregate $529 million purchase/leaseback transaction in connection with the acquisition of Ark Holding Company, Inc. (“Ark Holding”) by 4 West Holdings Inc. At closing, we acquired 55 SNFs and 1 ALF operated by Ark Holding and leased the facilities back to Ark Holding, now known as New Ark Investment Inc. (“New Ark”), pursuant to four 50-year master leases with rental payments yielding 10.6% per annum over the term of the leases. The purchase/leaseback transaction is being accounted for as a direct financing lease.

The lease agreements allow the tenant the right to purchase the facilities for a bargain purchase price plus closing costs at the end of the lease term. In addition, commencing in the 41st year of each lease, the tenant will have the right to prepay the remainder of its obligations thereunder for an amount equal to the sum of the unamortized portion of the original aggregate $529 million investment plus the net present value of the remaining payments under the lease and closing costs. In the event the tenant exercises either of these options, we have the right to purchase the properties for fair value at the time.

The 56 facilities represent 5,623 licensed beds located in 12 states, predominantly in the southeastern United States. The 56 facilities are separated by region and divided amongst four cross-defaulted master leases. The four regions include the Southeast (39 facilities), the Northwest (7 facilities), Texas (9 facilities) and Indiana (1 facility).

Additionally, in June and July of 2014, we purchased three facilities and subsequently leased them to New Ark under a twelve-year master lease expiring in 2026. The 2014 three facility lease is being accounted for as an operating lease.

Aviv Merger

On April 1, 2015, we acquired two additional direct financing leases as a result of the Aviv Merger.

As of December 31, 2015, the following minimum rents are due under our direct financing leases for the next five years (in thousands):

Year 1	Year 2	Year 3	Year 4	Year 5
$50,141	$50,647	$51,905	$53,180	$54,475

F-22

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 5 - MORTGAGE NOTES RECEIVABLE

As of December 31, 2015, mortgage notes receivable relate to 26 fixed rate mortgages on 58 long-term care facilities. The mortgage notes are secured by first mortgage liens on the borrowers' underlying real estate and personal property. The mortgage notes receivable relate to facilities located in ten states, operated by eight independent healthcare operating companies. We monitor compliance with mortgages and when necessary have initiated collection, foreclosure and other proceedings with respect to certain outstanding loans.

The outstanding principal amounts of mortgage notes receivable, net of allowances, were as follows:

	December 31,
	2015	2014
	(in thousands)

Mortgage note due 2023; interest at 11.00%	$69,928	$69,928
Mortgage note due 2024; interest at 9.64%	112,500	112,500
Mortgage note due 2029; interest at 9.23%	413,399	414,550
Other mortgage notes outstanding (1)	83,968	51,101
Mortgage notes receivable, gross	679,795	648,079
Allowance for loss on mortgage notes receivable	—	—
Total mortgages — net	$679,795	$648,079
(1)	Other mortgage notes outstanding have stated interest rates ranging from 8.35% to 12.0% and maturity dates through 2046.

Mortgage Note due 2023

The $69.9 million mortgage note is secured by seven facilities located in Maryland. The interest rate will accrue at a fixed rate of 11% per year through April 2018. After April 2018, the interest rate will increase to 13.75% per year. The mortgage note matures in December 2023.

$112.5 Million of Mortgage Note due 2024

On January 17, 2014, we entered into a $112.5 million first mortgage loan with an existing operator. The loan is secured by 7 SNFs and 2 ALFs totaling 798 operating beds located in Pennsylvania (7) and Ohio (2). The loan is cross-defaulted and cross-collateralized with our existing master lease with the operator.

$415 Million of Refinancing/Consolidating Mortgage Loans due 2029

On June 30, 2014, we entered into an agreement to refinance/consolidate $117 million in existing mortgages with maturity dates ranging from 2021 to 2023 on 17 facilities into one mortgage and simultaneously provide mortgage financing for an additional 14 facilities. The new $415 million mortgage matures in 2029 and is secured by 31 facilities totaling 3,430 licensed beds all located in the state of Michigan. The new loan bore an initial annual cash interest rate of 9.0% and increases by 0.225% per year (e.g., beginning in year 2 the interest rate will be 9.225%, in year 3 the rate will be 9.45%, etc.).

One of the existing mortgages that was refinanced/consolidated into the new $415 million mortgage included annual interest rate escalators and required the mortgagee to pay a prepayment penalty in the event the mortgage was retired early which resulted in us recording an effective yield interest receivable. In connection with the refinancing/consolidating transaction which was entered into at market terms, the old mortgage was considered to be retired early since the modifications made to the terms of the mortgage were more than minor. As of the date of the refinancing/consolidation transaction, the effective yield interest receivable was approximately $2.0 million. We forgave the prepayment penalty associated with the retired mortgage and recorded a $2.0 million provision to write-off the effective yield interest receivable related to the retired mortgage.

F-23

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 6 - OTHER INVESTMENTS

A summary of our other investments is as follows:

	December 31,
	2015	2014
	(in thousands)

Other investment note due 2015; interest at 10.00%	$—	$5,439
Other investment note due 2020; interest at 10.00%	23,000	20,000
Other investment note due 2023; interest at 9.00%	5,470	—
Other investment note due 2030; interest at 6.66%	26,966	—
Other investment notes outstanding (1)	36,823	23,513
Other investments, gross	92,259	48,952
Allowance for loss on other investments	(2,960)	—
Total other investments	$89,299	$48,952
(1)	Other investment notes have maturity dates through 2027 and interest rates ranging from 6.50% to 12.0%.

Other Investment Note due 2020

In December 2015, we amended our five year $28.0 million loan agreement with an existing operator. The amendment permits the operator to re-borrow $6.0 million under the original loan agreement. Omega funded $6.0 million to the operator in December 2015. The loan bears interest at 10% per annum and the maturity date was extended from 2017 to 2020. As of December 31, 2015, approximately $23.0 million remains outstanding.

Other Investment Note due 2030

On June 30, 2015, we entered into a $50.0 million revolving credit facility with an operator. The note bears interest at approximately 6.66% and matures in 2030. As of December 31, 2015, approximately $27.0 million has been drawn and remains outstanding.

NOTE 7 – ASSETS HELD FOR SALE

	Properties Held-For-Sale
	Number of Properties	Net Book Value (in thousands)

December 31, 2013 (1)	4	$1,356
Properties sold (2)	(3)	(686)
Properties added	3	12,122
December 31, 2014 (1)	4	$12,792
Properties sold/other (3)	(5)	(16,877)
Properties added (4)	4	10,684
December 31, 2015 (5)	3	$6,599
(1)	Includes one parcel of land and three facilities.
(2)	In 2014, we sold these facilities for approximately $2.8 million in net proceeds recognizing a gain on sale of approximately $2.0 million.
(3)	In 2015, the parcel of land was reclassified to closed facilities. In addition, we sold four facilities for approximately $25.5 million in net proceeds recognizing a gain on sale of approximately $8.8 million.
(4)	In 2015, we recorded a $3.0 million impairment charge on a SNF in New Mexico to reduce its net book value to its estimated fair value less costs to sell.
(5)	Includes three facilities.

F-24

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 8 – INTANGIBLES

The following is a summary of our intangibles as of December 31, 2015 and 2014:

	December 31,
	2015	2014
	(in thousands)
Assets:
Goodwill	$645,683	$—

Above market lease intangibles	$21,901	14,576
In-place lease intangibles	386	—
Accumulated amortization	(14,162)	(12,166)
Net intangible assets	$8,125	$2,410

Liabilities:
Below market lease intangibles	$165,331	$59,785
Accumulated amortization	(55,131)	(39,352)
Net intangible liabilities	$110,200	$20,433

Goodwill was recorded in connection with the Aviv Merger and Care Homes Transaction and is shown as a separate line on our Consolidated Balance Sheets. Above market lease intangibles and in-place lease intangibles, net of accumulated amortization, are included in other assets on our Consolidated Balance Sheets. Below market lease intangibles are included in accrued expenses and other liabilities on our Consolidated Balance Sheets. As disclosed in Note 3 – Properties, the amounts presented above are subject to further adjustment upon completion of purchase accounting for the Aviv Merger.

For the years ended December 31, 2015, 2014 and 2013, our net amortization related to intangibles was $13.9 million, $5.0 million and $5.1 million, respectively. The estimated net amortization related to these intangibles for the subsequent five years is as follows: 2016 – $16.1 million; 2017 – $14.8 million; 2018 – $13.1 million; 2019 – $12.0 million and 2020 - $11.7 million. As of December 31, 2015 the weighted average remaining amortization period of in place lease assets and in place lease liabilities is 5.6 years and 8.2 years, respectively.

The following is a reconciliation of our goodwill as of December 31 2015:

(in thousands)
Balance as of December 31, 2014	$—
Balance as of March 31, 2015	—
Add: Aviv Merger	526,807
Add: acquisition of Care Homes	15,701
Add: foreign currency translation	585
Balance as of June 30, 2015	543,093
Add: additional valuation adjustments related to preliminary valuations (see Note 3 – Aviv Merger)	12,261
Less: foreign currency translation	(605)
Balance as of September 30, 2015	554,749
Add: additional valuation adjustments related to preliminary valuations (see Note 3 – Aviv Merger)	91,336
Add: additional valuation adjustments related to preliminary valuations (see Note 3 – Care Homes acquisition)	5
Less: foreign currency translation	(407)
Balance as of December 31, 2015	$645,683

F-25

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 9 - CONCENTRATION OF RISK

As of December 31, 2015, our portfolio of real estate investments consisted of 949 healthcare facilities, located in 42 states and the United Kingdom that are operated by 83 third party operators. Our gross investment in these facilities, net of impairments and before reserve for uncollectible loans, totaled approximately $8.0 billion at December 31, 2015, with approximately 99% of our real estate investments related to long-term care facilities. Our portfolio is made up of 782 SNFs, 85 ALFs, 16 specialty facilities, one medical office building, fixed rate mortgages on 56 SNFs and two ALFs, and seven SNFs that are closed/held-for-sale. At December 31, 2015, we also held miscellaneous investments of approximately $89.3 million, consisting primarily of secured loans to third-party operators of our facilities.

At December 31, 2015, the three states in which we had our highest concentration of investments were Ohio (10%), Texas (9%) and Florida (9%). No single operator or manager generated more than 8% of our total revenues for the year ended December 31, 2015.

NOTE 10 - LEASE AND MORTGAGE DEPOSITS

We obtain liquidity deposits, security deposits and letters of credit from most operators pursuant to our lease and mortgage agreements with the operators. These generally represent the rental and mortgage interest for periods ranging from three to six months with respect to certain of our investments. At December 31, 2015, we held $5.8 million in liquidity deposits, $50.6 million in security deposits and $68.7 million in letters of credit. The liquidity deposits, security deposits and the letters of credit may be used in the event of lease and or loan defaults, subject to applicable limitations under bankruptcy law with respect to operators filing under Chapter 11 of the United States Bankruptcy Code. Liquidity deposits are recorded as restricted cash on our Consolidated Balance Sheets with the offset recorded as a liability in accrued expenses and other liabilities on our Consolidated Balance Sheets. Security deposits related to cash received from the operator are recorded in accrued expenses and other liabilities on our Consolidated Balance Sheets. Additional security for rental and mortgage interest revenue from operators is provided by covenants regarding minimum working capital and net worth, liens on accounts receivable and other operating assets of the operators, provisions for cross default, provisions for cross-collateralization and by corporate or personal guarantees.

F-26

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 11 - BORROWING ARRANGEMENTS

The following is a summary of our long-term borrowings:

		Rate as of December 31,	December 31,
	Maturity	2015	2015	2014
			(in thousands)
Secured borrowings:
GE term loan	2019	4.00%	$180,000	$—
HUD mortgages assumed June 2010	—	—	—	120,665
HUD mortgages assumed October 2011	—	—	—	24,441
HUD mortgages assumed December 2011(1)	2044	3.06%	56,204	57,416
HUD mortgages assumed December 2012	—	—	—	35,358
			236,204	237,880
Premium – net			—	13,574
Total secured borrowings			236,204	251,454

Unsecured borrowings:
Revolving line of credit	2018	1.72%	230,000	85,000
Tranche A-1 term loan	2019	1.92%	200,000	200,000
Tranche A-2 term loan	2017	1.77%	200,000	—
Omega OP term loan	2017	1.77%	100,000	—
2015 term loan	2022	2.14%	250,000	—
			980,000	285,000

2020 notes	—	—	—	200,000
2022 notes	—	—	—	575,000
2024 notes	2024	5.875%	400,000	400,000
2024 notes	2024	4.95%	400,000	400,000
2025 notes	2025	4.50%	250,000	250,000
2026 notes	2026	5.25%	600,000	—
2027 notes	2027	4.50%	700,000	—
Subordinated debt	2021	9.00%	20,000	20,000
			2,370,000	1,845,000
Discount - net			(17,118)	(2,951)
Total unsecured borrowings			3,332,882	2,127,049
Total – net			$3,569,086	$2,378,503
(1)	Reflects the weighted average annual contractual interest rate on the mortgages at December 31, 2015 excluding a third-party administration fee of approximately 0.5%. Secured by real estate assets with a net carrying value of $95.4 million.

Secured Borrowings

General Electric Term Loan

On April 1, 2015, as a result of the Aviv Merger, we assumed a $180 million secured term loan with General Electric Capital Corporation (“GE”). This loan is secured by real estate assets having a net carrying value of $295.5 million at December 31, 2015. On each payment date, we pay interest only (in arrears) on any outstanding principal balance until February 1, 2017 when principal and interest will be paid in arrears based on a thirty year amortization schedule. The interest rate is based on LIBOR, with a floor of 50 basis points, plus a margin of 350 basis points. The interest rate at December 31, 2015 was 4.00%. The initial term expires in December 2019 with the full balance of the loan due at that time.

F-27

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

HUD Mortgages Loans Payoff

On December 31, 2015, we paid approximately $25.1 million to retire two mortgage loans guaranteed by the U.S. Department of Housing and Urban Development (“HUD”). The loans were assumed as part of an acquisition in a prior year, and had a blended interest rate of 5.5% per annum with maturities on March 1 and April 1, 2036. The payoff resulted in a $0.9 million gain on the extinguishment of the debt due to the write-off of the $2.1 million unamortized fair value adjustment recorded at the time of acquisition offset by a prepayment fee of approximately $1.2 million.

On April 30, 2015, we paid approximately $9.1 million to retire one mortgage loan guaranteed by HUD. The loan was assumed as part of an acquisition in a prior year, and had an interest rate of 4.35% per annum with maturity on March 1, 2041. The payoff resulted in a $1.0 million gain on the extinguishment of the debt due to the write-off of the $1.5 million unamortized fair value adjustment recorded at the time of acquisition offset by a prepayment fee of approximately $0.5 million.

On March 31, 2015, we paid approximately $154.3 million to retire 21 mortgage loans guaranteed by HUD, totaling approximately $146.9 million. 18 loans had an all-in blended interest rate of 5.35% per annum with maturities between January 2040 and January 2045 and three loans had an all-in blended interest rate of 5.23% per annum with maturities between February 2040 and February 2045. The payoff resulted in a $2.3 million gain on the extinguishment of the debt due to the write-off of the $9.7 million unamortized debt premium recorded at the time of acquisition offset by a prepayment fee of approximately $7.4 million.

Unsecured Borrowings

Unsecured Credit Facility

On June 27, 2014, we entered into a credit agreement (as amended, the “2014 Credit Agreement”) providing us with $1.2 billion unsecured credit facility, comprised of a $1 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”) and a $200 million senior unsecured term loan facility (the “Term Loan Facility” or “Tranche A-1 Term Loan Facility,” and, collectively, the “2014 Credit Facilities”). The 2014 Credit Facilities replaced the Company’s previous $700 million senior unsecured credit facility (the “2012 Credit Facility”).

On April 1, 2015, we entered into a First Amendment to Credit Agreement (the “First Amendment to Omega Credit Agreement”) which amended the 2014 Credit Facilities. Under the First Amendment to Omega Credit Agreement, the Company (i) increased the aggregate revolving commitment amount under the Revolving Credit Facility from $1 billion to $1.25 billion and (ii) obtained a $200 million senior unsecured incremental term loan facility (the “Acquisition Term Loan Facility” or “Tranche A-2 Term Loan Facility”).

Borrowings under the Revolving Credit Facility bear interest at LIBOR plus an applicable percentage (beginning at 130 basis points, with a range of 92.5 to 170 basis points) based on our ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings, plus a facility fee based on the same ratings (initially 25 basis points, with a range of 12.5 to 30 basis points). The Revolving Credit Facility is used for acquisitions and general corporate purposes. The Revolving Credit Facility matures on June 27, 2018, subject to a one-time option by us to extend such maturity date by one year.

The Tranche A-1 Term Loan Facility bears interest at LIBOR plus an applicable percentage (beginning at 150 basis points, with a range of 100 to 195 basis points) based on our ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings. The Tranche A-1 Term Loan Facility matures on June 27, 2019.

The Tranche A-2 Term Loan Facility bears interest at LIBOR plus an applicable percentage (beginning at 150 basis points, with a range of 100 to 195 basis points) based on our ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings. The Tranche A-2 Term Loan Facility matures on June 27, 2017, subject to Omega’s option to extend the maturity date of the Tranche A-2 Term Loan Facility twice, the first extension until June 27, 2018 and the second extension until June 27, 2019.

F-28

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Omega OP Term Loan Facility

On April 1, 2015, Omega OP entered into a credit agreement (the “Omega OP Credit Agreement”) providing it with a $100 million senior unsecured term loan facility (the “Omega OP Term Loan Facility”). The Omega OP Term Loan Facility bears interest at LIBOR plus an applicable percentage (beginning at 150 basis points, with a range of 100 to 195 basis points) based on our ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings. The Omega OP Term Loan Facility matures on June 27, 2017, subject to Omega OP’s option to extend such maturity date twice, the first extension until June 27, 2018 and the second extension until June 27, 2019.

$250 Million Term Loan Facility

On December 16, 2015, we entered into a $250 million senior unsecured term loan facility (the “2015 Term Loan Facility”). The 2015 Term Loan Facility bears interest at LIBOR plus an applicable percentage (beginning at 180 basis points, with a range of 140 to 235 basis points) based on our ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings. The 2015 Term Loan Facility may be increased to an aggregate amount of $400 million. We used the proceeds from this loan to repay existing indebtedness and for general corporate purposes. The 2015 Term Loan Facility matures on December 16, 2022.

As a result of exposure to interest rate movements associated with the 2015 Term Loan Facility, on December 16, 2015, we entered into various forward-starting interest rate swap arrangements, which effectively converted $250 million of our variable-rate debt based on one-month LIBOR to an aggregate fixed rate of approximately 3.8005% effective December 30, 2016. The effective fixed rate achieved by the combination of the 2015 Term Loan Facility and the interest rate swaps could vary up by 55 basis points or down by 40 basis points based on future changes to our credit ratings. Each of these swaps begins on December 30, 2016 and matures on December 15, 2022. On the date of inception, we designated the interest rate swaps as cash flow hedges in accordance with accounting guidance for derivatives and hedges and linked the interest rate swaps to the 2015 Term Loan Facility. Because the critical terms of the interest rate swaps and 2015 Term Loan Facility coincide, the hedges are expected to exactly offset changes in expected cash flows as a result of fluctuations in 1-month LIBOR over the term of the hedges. The purpose of entering into the swaps was to reduce our exposure to future changes in variable interest rates. The interest rate swaps settle on a monthly basis when interest payments are made. These settlements will occur through the maturity date of the 2015 Term Loan Facility. The interest rate for the 2015 Term Loan Facility is not hedged for the portion of the term prior to December 30, 2016.

$575 Million 6.75% Senior Notes due 2022 Redemption

On October 26, 2015, we redeemed all of our outstanding 6.75% Senior Notes due 2022 (the “2022 Notes”). As a result of the redemption, during the fourth quarter of 2015, we recorded approximately $21.3 million in redemption related costs and write-offs, including $19.4 million for the early redemption or call premiums and $1.9 million in net write-offs associated with unamortized deferred financing costs and original issuance premiums/discounts.

$600 Million 5.25% Senior Notes due 2026

On September 23, 2015, we sold $600 million aggregate principal amount of our 5.250% Senior Notes due 2026 (the “2026 Notes”). The 2026 Notes were sold at an issue price of 99.717% of their face value before the initial purchasers’ discount. Our total net proceeds from the offering, after deducting initial purchasers’ discounts and other offering expenses, were approximately $594.4 million. The net proceeds of the offering were used to repay our outstanding $575 million aggregate principal amount 6.75% Senior Notes due 2022 and for general corporate purposes. The 2026 Notes mature on January 15, 2026 and pay interest semi-annually on January 15th and July 15th.

As of December 31, 2015, our subsidiaries that are not guarantors of our 5.25% Senior Notes due 2026 accounted for approximately $598.6 million of our total assets.

$700 Million 4.5% Senior Notes due 2027

On March 18, 2015, we sold $700 million aggregate principal amount of our 4.5% Senior Notes due 2027 (the “2027 Notes”). The 2027 Notes were sold at an issue price of 98.546% of their face value before the initial purchasers’ discount. Our total net proceeds from the offering, after deducting initial purchasers’ discounts and other offering expenses, were approximately $683 million. The net proceeds of the offering were used for general corporate purposes, including the repayment of Aviv indebtedness on April 1, 2015 in connection with the Aviv Merger, and repayment of future maturities on Omega’s outstanding debt. The 2027 Notes mature on April 1, 2027 and pay interest semi-annually on April 1st and October 1st.

As of December 31, 2015, our subsidiaries that are not guarantors of our 4.5% Senior Notes due 2027 accounted for approximately $598.6 million of our total assets.

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OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

$200 Million 7.5% Senior Notes due 2020 Redemption

On March 13, 2015, Omega redeemed all of its outstanding $200 million 7.5% Senior Notes due 2020 (the “2020 Notes”) at a redemption price of approximately $208.7 million, consisting of 103.750% of the principal amount, plus accrued and unpaid interest on such notes to, but not including, the date of redemption.

In connection with the redemption, we recorded approximately $11.7 million redemption related costs and write-offs, including $7.5 million in prepayment fees for early redemption and $4.2 million of write-offs associated with unamortized deferred financing costs and discount. The consideration for the redemption of the 2020 Notes was funded from the net proceeds of the 10.925 million share common stock offering. See Note 15 – Stockholders’ Equity for additional details.

$250 Million 4.5% Senior Notes due 2025

On September 11, 2014, we sold $250 million aggregate principal amount of our 4.5% Senior Notes due 2025 (the “2025 Notes”). The 2025 Notes were sold at an issue price of 99.131% of their face value before the initial purchasers’ discount resulting in gross proceeds of approximately $247.8 million. The 2025 Notes mature on January 15, 2025 and pay interest semi-annually on January 15 and July 15 of each year.

As of December 31, 2015, our subsidiaries that are not guarantors of the 2025 Notes accounted for approximately $598.6 million of our total assets.

$400 Million 4.95% Senior Notes due 2024

On March 11, 2014, we sold $400 million aggregate principal amount of our 4.95% Senior Notes due 2024 (the “2024 Notes”). These notes were sold at an issue price of 98.58% of the principal amount of the notes, before the initial purchasers’ discount resulting in gross proceeds of approximately $394.3 million. The 2024 Notes mature on April 1, 2024 and pay interest semi-annually on April 1 and October 1 of each year.

As of December 31, 2015, our subsidiaries that are not guarantors of the 2024 Notes accounted for approximately $598.6 million of our total assets.

$400 Million 5.875% Senior Notes due 2024

On March 19, 2012, we issued $400 million aggregate principal amount of our 5.875% Senior Notes due 2024. These notes mature on March 15, 2024 and pay interest semi-annually on March 15 and September 15 of each year.

                As of December 31, 2015, our subsidiaries that are not guarantors of the $400 million 5.875% Senior Notes due 2024 accounted for approximately $598.6 million of our total assets.

Other Debt Repayments

In connection with the Aviv Merger on April 1, 2015, we assumed notes payable with a face amount of $650 million and a revolving credit facility with an outstanding balance of $525 million. In connection with the Aviv Merger, we repaid this debt assumed from Aviv on April 1, 2015. Due to the contractual requirements for early repayments; the Company paid approximately $705.6 million to retire the $650 million notes assumed. The amount repaid in connection with the revolving credit facility was $525 million.

General

Certain of our other secured and unsecured borrowings are subject to customary affirmative and negative covenants, including financial covenants. As of December 31, 2015 and 2014, we were in compliance with all affirmative and negative covenants, including financial covenants, for our secured and unsecured borrowings.

The required principal payments, excluding the premium or discount on our secured and unsecured borrowings, for each of the five years following December 31, 2015 and the aggregate due thereafter are set forth below:

(in thousands)
2016	$1,249
2017	301,288
2018	231,328
2019	381,370
2020	1,412
Thereafter	2,669,557
Totals	$3,586,204

The following summarizes the refinancing related costs:

	Year Ended December 31,
	2015	2014	2013
	(in thousands)

Write off of deferred financing cost and unamortized premiums due to refinancing (1) (2)(3)	$(7,134)	$1,180	$(11,278)
Prepayment and other costs associated with refinancing (4)	35,971	1,861	166
Total debt extinguishment costs (gain)	$28,837	$3,041	$(11,112)

(1)	In 2015, we recorded: (a) $4.2 million of write-offs of unamortized deferred financing costs and discount associated with the early redemption of our 2020 Notes, (b) $1.9 million in net write-offs associated with unamortized deferred financing costs and original issuance premiums/discounts associated with the early redemption of our 2022 Notes, offset by (c) $13.2 million gain related to the early extinguishment of debt from the write off of unamortized premium on the HUD debt paid off in March, April and December 2015.
(2)	In 2014, we recorded: (a) $2.6 million write-off of deferred financing costs associated with the termination of the 2012 Credit Facilities, (b) $2.0 million write-off of deferred financing costs associated with the termination of our 2013 Term Loan Facility offset by (c) $3.5 million gain related to the early extinguishment of debt from the write off of unamortized premium on the HUD debt paid off in September and December 2014.

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OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

(3)	In 2013, we recorded an $11.3 million interest refinancing gain associated with the write-off of the unamortized premium for debt assumed on 11 HUD mortgage loans that we paid off in May 2013.

(4)	In 2015, we made: (a) $7.5 million of prepayment penalties associated with the early redemption of our 2020 Notes, (b) $19.4 million of prepayment penalties associated with the early redemption of our 2022 Notes and (c) $9.1 million of prepayment penalties associated with 24 HUD mortgage loans that we paid off in March, April and December 2015. In 2014, we made prepayment penalties of $1.9 million associated with five HUD mortgage loans that we paid off in September and October 2014. In 2013, we made prepayment penalties of $0.2 million associated with 11 HUD mortgage loans that we paid off in May 2013.

NOTE 12 - FINANCIAL INSTRUMENTS

At December 31, 2015 and 2014, the carrying amounts and fair values of our financial instruments were as follows:

	2015		2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Assets:
Cash and cash equivalents	$5,424	$5,424	$4,489	$4,489
Restricted cash	14,607	14,607	29,076	29,076
Investments in direct financing leases – net	587,701	584,358	539,232	539,232
Mortgage notes receivable – net	679,795	687,130	648,079	642,626
Other investments – net	89,299	90,745	48,952	49,513
Totals	$1,376,826	$1,382,264	$1,269,828	$1,264,936
Liabilities:
Revolving line of credit	$230,000	$230,000	$85,000	$85,000
Tranche A-1 term loan	200,000	200,000	200,000	200,000
Tranche A-2 term loan	200,000	200,000	—	—
Omega OP term loan	100,000	100,000	—	—
2015 term loan	250,000	250,000	—	—
7.50% notes due 2020 – net	—	—	198,235	264,269
6.75% notes due 2022 – net	—	—	580,410	677,851
5.875% notes due 2024 – net	400,000	429,956	400,000	449,242
4.95% notes due 2024 – net	395,333	403,064	394,768	410,358
4.50% notes due 2025 – net	248,099	242,532	247,889	244,053
5.25% notes due 2026 – net	598,343	612,760	—	—
4.50% notes due 2027 – net	690,494	667,651	—	—
GE term loan due 2019	180,000	180,000	—	—
HUD debt – net	56,204	52,678	251,454	266,434
Subordinated debt – net	20,613	24,366	20,747	26,434
Totals	$3,569,086	$3,593,007	$2,378,503	$2,623,641

Fair value estimates are subjective in nature and are dependent on a number of important assumptions, including estimates of future cash flows, risks, discount rates and relevant comparable market information associated with each financial instrument (see Note 2 – Summary of Significant Accounting Policies). The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts.

The following methods and assumptions were used in estimating fair value disclosures for financial instruments.

•	Cash and cash equivalents and restricted cash: The carrying amount of cash and cash equivalents and restricted cash reported in the Consolidated Balance Sheets approximates fair value because of the short maturity of these instruments (i.e., less than 90 days) (Level 1).

F-31

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

•	Direct financing leases: The fair value of the investments in direct financing leases are estimated using a discounted cash flow analysis, using interest rates being offered for similar leases to borrowers with similar credit ratings (Level 3).

•	Mortgage notes receivable: The fair value of the mortgage notes receivables are estimated using a discounted cash flow analysis, using interest rates being offered for similar loans to borrowers with similar credit ratings (Level 3).

•	Other investments: Other investments are primarily comprised of notes receivable. The fair values of notes receivable are estimated using a discounted cash flow analysis, using interest rates being offered for similar loans to borrowers with similar credit ratings (Level 3).

•	Revolving line of credit and term loans: The fair value of our borrowings under variable rate agreements are estimated using an expected present value technique based on expected cash flows discounted using the current market rates (Level 3).

•	Senior notes and subordinated debt: The fair value of our borrowings under fixed rate agreements are estimated using an expected present value technique based on open market trading activity provided by a third party (Level 2).

•	HUD debt: The fair value of our borrowings under HUD debt agreements are estimated using an expected present value technique based on quotes obtained by HUD debt brokers (Level 2).

NOTE 13 – TAXES

We were organized, have operated, and intend to continue to operate in a manner that enables us to qualify for taxation as REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). On a quarterly and annual basis we perform several analyses to test our compliance within the REIT taxation rules. In order to qualify as a REIT, in addition to other requirements, we must: (i) distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income on an annual basis, (ii) ensure that at least 75% and 95%, respectively of our gross income is generated from qualifying sources that are described in the REIT tax law, (iii) ensure that at least 75% of our assets consist of qualifying assets, such as real property, mortgages, and other qualifying assets described in the REIT tax law, (iv) ensure that we do not own greater than 10% in voting power or value of securities of any one issuer, (v) ensure that we do not own either debt or equity securities of another company that are in excess of 5% of our total assets and (vi) ensure that no more than 25% of our assets are invested in one or more taxable REIT subsidiaries (and with respect to taxable years beginning after December 31, 2017, no more than 20%). In addition to the above requirements, the REIT rules require that no less than 100 stockholders own shares or an interest in the REIT and that five or fewer individuals do not own (directly or indirectly) more than 50% of the shares or proportionate interest in the REIT. If we fail to meet the above or any other requirements for qualification as a REIT in any tax year, we will be subject to federal income tax on our taxable income at regular corporate rates and may not be able to qualify as a REIT for the four subsequent years, unless we qualify for certain relief provisions that are available in the event we fail to satisfy any of these requirements.

We are also subject to federal taxation of 100% of the derived net income if we sell or dispose of property, other than foreclosure property, that we held primarily for sale to customers in the ordinary course of a trade or business. We believe that we do not hold assets for sale to customers in the ordinary course of business and that none of the assets currently held for sale or that have been sold would be considered a prohibited transaction within the REIT taxation rules.

So long as we qualify as a REIT under the Code, we generally will not be subject to federal income taxes on the REIT taxable income that we distribute to stockholders, subject to certain exceptions. In 2015 and 2014, we distributed dividends in excess of our taxable income.

Since the year 2000, the definition of foreclosure property has included any “qualified health care property,” as defined in Code Section 856(e)(6) acquired by us as the result of the termination or expiration of a lease of such property. We have from time to time operated qualified healthcare facilities acquired in this manner for up to two years (or longer if an extension was granted). Properties that we had taken back in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Code Section 856(e). Gross income from foreclosure properties was classified as “good income” for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as “good” for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations to maintain REIT status. In certain cases, we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we formed a new entity (TC Healthcare) on our behalf through the use of an eligible independent contractor to conduct day-to-day operations to maintain REIT status. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we would fail to qualify as a REIT. Through our 2015 taxable year, we had not paid any tax on our foreclosure property because those properties had been producing losses.

F-32

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

As a result of our UPREIT Conversion, our Company and its subsidiaries may be subject to income or franchise taxes in certain states and municipalities. Also, as a result of our UPREIT Conversion, we created five subsidiary REITs that are subject to all of the REIT qualification rules set forth in the Code. In December 2015, we consolidated the five subsidiary REITs into one subsidiary REIT.

Subject to the limitation under the REIT asset test rules, we are permitted to own up to 100% of the stock of one or more taxable REIT subsidiaries (“TRSs”). We have elected for two of our active subsidiaries to be treated as TRSs. One of our TRSs is subject to federal, state and local income taxes at the applicable corporate rates and the other is subject to foreign income taxes. As of December 31, 2015, our TRS that is subject to federal, state and local income taxes at the applicable corporate rates had a net operating loss carry-forward of approximately $0.9 million. The loss carry-forward is fully reserved as of December 31, 2015 with a valuation allowance due to uncertainties regarding realization.

In connection with our acquisition of Care Homes in May 2015, we acquired 10 legal entities consisting of 23 facilities. The tax basis in these legal entities acquired for United Kingdom taxes was approximately $82 million less than the purchase price. We recorded an initial deferred tax liability associated with the temporary tax basis difference of approximately $15 million.

During the year ended December 31, 2015, we recorded approximately $1.0 million of state and local income tax provision and approximately $0.2 million of provision for foreign income taxes.

NOTE 14 - RETIREMENT ARRANGEMENTS

Our Company has a 401(k) Profit Sharing Plan covering all eligible employees. Under this plan, employees are eligible to make contributions, and we, at our discretion, may match contributions and make a profit sharing contribution. Amounts charged to operations with respect to these retirement arrangements totaled approximately $0.4 million, $0.3 million, $0.2 million in 2015, 2014 and 2013, respectively.

In addition, we have a deferred stock compensation plan that allows employees and directors the ability to defer the receipt of stock awards. The deferred stock awards (units) participate in future dividends as well as the change in the value of the Company’s common stock. As of December 31, 2015 and 2014, the Company had 400,814 and 398,373 deferred stock units outstanding.

NOTE 15 – STOCKHOLDERS’ EQUITY

$500 Million Equity Shelf Program

On September 3, 2015, we entered into separate Equity Distribution Agreements (collectively, the “Equity Shelf Agreements”) to sell shares of our common stock having an aggregate gross sales price of up to $500 million (the “2015 Equity Shelf Program”) with several financial institutions, each as a sales agent and or principal (collectively, the “Managers”). Under the terms of the Equity Shelf Agreements, we may sell shares of our common stock, from time to time, through or to the Managers having an aggregate gross sales price of up to $500 million. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, or as otherwise agreed with the applicable Manager. We will pay each Manager compensation for sales of the shares equal to 2% of the gross sales price per share of shares sold through such Manager under the applicable Equity Shelf Agreements. As of December 31, 2015, we did not issue any shares under the 2015 Equity Shelf Program.

F-33

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

$250 Million Equity Shelf Program Termination

Also on September 3, 2015, we terminated our $250 million Equity Shelf Program (the “2013 Equity Shelf Program”) that we entered into with several financial institutions on March 18, 2013. In 2015, we did not issue any shares under the 2013 Equity Shelf Program.

For the year ended December 31, 2014, we issued approximately 1.8 million shares under the 2013 Equity Shelf Program, at an average price of $34.33 per share, generating gross proceeds of approximately $63.5 million, before $1.5 million of commissions and expenses.

Since inception of the 2013 Equity Shelf Program, we sold a total of 7.4 million shares of common stock generating total gross proceeds of $233.8 million under the program, before $4.7 million of commissions. As a result of the termination of the 2013 Equity Shelf Program, no additional shares will be issued under the 2013 Equity Shelf Program.

$245 Million Equity Shelf Program Termination

Also on March 18, 2013, we terminated our previous $245 million Equity Shelf Program (the “2012 Equity Shelf Program”) that we entered into with several financial institutions on June 19, 2012. For the year ended December 31, 2013, we issued approximately 1.0 million shares under the 2012 Equity Shelf Program at an average price of $28.29 per share, generating gross proceeds of approximately $27.8 million, before $0.6 million of commissions. As a result of the termination of the 2012 Equity Shelf Program, no additional shares will be issued under the 2012 Equity Shelf Program.

Increase of Authorized Omega Common Stock

On March 27, 2015, we amended our charter to increase the number of authorized shares of Omega capital stock from 220 million to 370 million and the number of authorized shares of Omega common stock from 200 million to 350 million.

10.925 Million Common Stock Offering

On February 9, 2015, we completed an underwritten public offering of 10.925 million shares of our common stock at $42.00 per share before underwriting and other offering expenses. The Company’s total net proceeds from the offering were approximately $440 million, after deducting underwriting discounts and commissions and other estimated offering expenses.

2.875 Million Common Stock Offering

On October 7, 2013, we sold 2.875 million shares of common stock in an underwritten public offering at a price of $29.48 per share, after underwriting discounts but before expenses. Our total net proceeds from the offering, after underwriting discounts and expenses were approximately $84.6 million.

Dividend Reinvestment and Common Stock Purchase Plan

We have a Dividend Reinvestment and Common Stock Purchase Plan (the “DRSPP”) that allows for the reinvestment of dividends and the optional purchase of our common stock. For the year ended December 31, 2015, we issued 4.2 million shares of common stock for gross proceeds of approximately $150.8 million. For the year ended December 31, 2014, we issued 2.1 million shares of common stock for gross proceeds of approximately $71.5 million. For the year ended December 31, 2013, we issued 1.9 million shares of common stock for gross proceeds of approximately $55.8 million.

F-34

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 16 – STOCK-BASED COMPENSATION

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units (“RSUs”) are subject to forfeiture if the holder’s service to us terminates prior to vesting, subject to certain exceptions for certain qualifying terminations of employment or a change in control of the Company. Prior to vesting, ownership of the shares/units cannot be transferred. The restricted stock has the same dividend and voting rights as our common stock. RSUs accrue dividend equivalents but have no voting rights. Restricted stock and RSUs are valued at the price of our common stock on the date of grant. We expense the cost of these awards ratably over their vesting period.

The RSUs assumed from Aviv as part of the Aviv Merger were valued at the closing price of our stock on the date of the transaction. The portion of the vesting accruing prior to the acquisition was recorded as part of the purchase price consideration. The expense associated with the vesting that will occur after the date of the transaction will be recorded as stock compensation expense ratably over the remaining life of the RSUs.

The following table summarizes the activity in restricted stock and RSUs for the years ended December 31, 2013, 2014 and 2015:

	Number of Shares/Units	Weighted - Average Grant- Date Fair Value per Share	Compensation Cost (1) (in millions)
Non-vested at December 31, 2012	459,502	$22.33
Granted during 2013	241,699	29.87	$7.2
Vested during 2013	(444,003)	22.38
Non-vested at December 31, 2013	257,198	$29.32
Granted during 2014	143,637	30.70	$4.4
Vested during 2014	(90,901)	28.87
Non-vested at December 31, 2014	309,934	$30.08
Granted during 2015	232,533	39.25	$9.1
Assumed in Aviv Merger (2)	38,268	23.50	$0.9
Cancelled during 2015	(61,911)	33.77
Vested during 2015	(106,146)	28.72
Non-vested at December 31, 2015	412,678	$34.44
(1)	Total compensation cost to be recognized on the awards based on grant date fair value, which is based on the market price of the Company’s common stock on the date of grant.
(2)	Omega stock price on April 1, 2015 was $40.74. The weighted average stock price indicated in the table above represents the expense per unit that we will record related to the assumed Aviv RSUs.

Performance Restricted Stock Units

Performance restricted stock units (“PRSUs”) and long term incentive plan units (“LTIP Units”) are subject to forfeiture if the performance requirements are not achieved or if the holder’s service to us terminates prior to vesting, subject to certain exceptions for certain qualifying terminations of employment or a change in control of the Company. The PRSUs awarded in January 2011, January 2013, December 2013, January 2014, March 2015, April 2015 and July 2015 and the LTIP Units awarded in March 2015, April 2015 and July 2015 have varying degrees of performance requirements to achieve vesting, and each PRSU and LTIP Units award represents the right to a variable number of shares of common stock or partnership units (each LTIP Unit once earned is convertible into one Omega OP Unit in Omega OP, subject to certain conditions). The vesting requirements are based on either the (i) total shareholders return (“TSR”) of Omega or (ii) Omega’s TSR relative to other real estate investment trusts in the MSCI U.S. REIT Index (“Relative TSR”). We expense the cost of these awards ratably over their service period.

Prior to vesting and the distribution of shares, ownership of the PRSUs cannot be transferred. The dividends on the PRSUs accumulate and if vested are paid when the shares are distributed to the employee. While each LTIP Unit is unearned, the employee receives a partnership distribution equal to 10% of the quarterly approved regular periodic distributions per Omega OP Unit. The remaining partnership distributions (which in the case of normal periodic distributions is equal to the total approved quarterly dividend on Omega’s common stock) on the LTIP Units accumulate, and if the LTIP Units are earned, the accumulated distributions are paid.

F-35

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

We used a Monte Carlo model to estimate the fair value for the PRSUs and LTIP Units granted to the employees. The following are the significant assumptions used in estimating the value of the awards for grants made on the following dates:

	January 1, 2012	January 1, 2013	December 31, 2013 and January 1, 2014	March 31, 2015	April 1, 2015	July 31, 2015
Closing price on date of grant	$19.35	$23.85	$29.80	$40.57	$40.74	$36.26
Dividend yield	8.27%	4.24%	6.44%	5.23%	5.20%	6.07%
Risk free interest rate at time of grant	0.03% to 0.35%	0.05% to 0.43%	0.04% to 0.86%	0.10% to 0.94%	0.09% to 0.91%	0.13% to 1.08%
Expected volatility	35.64% to 38.53%	15.56% to 23.83%	24.16% to 25.86%	20.06% to 21.09%	20.06% to 21.08%	20.06% to 20.21%

The following table summarizes the activity in PRSUs for the years ended December 31, 2013, 2014 and 2015:

	Number of Shares	Weighted- Average Grant- Date Fair Value per Share	Compensation Cost (1) (in millions)
Non-vested at December 31, 2012	372,735	$11.36
Granted during 2013	665,289	10.36	$6.9
Vested during 2013 (2)	-	-
Non-vested at December 31, 2013	1,038,024	$10.72
Granted during 2014	309,168	11.46	$3.5
Vested during 2014 (2)	(496,979)	10.75
Non-vested at December 31, 2014	850,213	$10.97
Granted during 2015	537,923	18.51	$10.0
Cancelled during 2015	(165,570)	14.11
Forfeited during 2015	(128,073)	12.04
Vested during 2015(2)	(181,406)	10.10
Non-vested at December 31, 2015	913,087	$14.87
(1)	Total compensation cost to be recognized on the awards was based on the grant date fair value or the modification date fair value.
(2)	PRSUs are shown as vesting in the year that the Compensation Committee determines the level of achievement of the applicable performance measures.

F-36

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The following table summarizes our total unrecognized compensation cost as of December 31, 2015 associated with restricted stock, restricted stock units, PRSU awards, and LTIP Unit awards to employees:

	Grant Year	Shares/ Units	Grant Date Average Fair Value Per Unit/ Share	Total Compensation Cost (in millions) (1)	Weighted Average Period of Expense Recognition (in months)	Unrecognized Compensation Cost (in millions)	Performance Period	Vesting Dates
RSUs
2013 RSU	2013	195,822	$29.80	$5.8	36	$1.9	N/A	12/31/14 - 12/31/16
2014 RSU	2014	106,778	29.80	3.2	36	1.1	N/A	12/31/2016
3/31/15 RSU	2015	109,585	40.57	4.4	33	3.2	N/A	12/31/2017
4/1/15 RSU	2015	39,914	40.74	1.6	33	1.2	N/A	12/31/2017
Assumed Aviv RSU	2015	10,644	12.36	0.1	9	-	N/A	12/31/2015
Assumed Aviv RSU	2015	19,825	24.92	0.5	21	0.3	N/A	12/31/2016
Assumed Aviv RSU	2015	7,799	35.08	0.3	33	0.2	N/A	12/31/15-12/31/17
7/31/15 RSU	2015	23,902	36.26	0.9	5	-	N/A	12/31/2015
Restricted Stock Units Total		514,269	$32.78	$16.8		$7.9

TSR PRSUs and LTIP Units
2015 Transition TSR (2)	2013	67,885	7.47	0.5	24	-	12/31/2013-12/31/2015	12/31/2015
2016 Transition TSR	2013	101,591	8.67	0.9	36	0.3	12/31/2013-12/31/2016	12/31/2016
2016 TSR	2014	135,634	8.67	1.2	48	0.6	1/1/2014-12/31/2016	Quarterly in 2017
3/31/15 2017 LTIP Units	2015	137,249	14.66	2.0	45	1.6	1/1/2015-12/31/2017	Quarterly in 2018
4/1/2015 2017 LTIP Units	2015	54,151	14.80	0.8	45	0.6	1/1/2015-12/31/2017	Quarterly in 2018
7/31/15 2015 Transition TSR (3)	2015	9,484	27.20	0.3	5	-	12/31/2013-12/31/2015	12/31/2015
7/31/15 2016 Transition TSR	2015	22,091	18.51	0.4	5	-	12/31/2013-12/31/2016	12/31/2016
7/31/15 2017 LTIP Units	2015	5,823	8.78	0.1	5	-	1/1/2015-12/31/2017	12/31/2017
TSR PRSUs & LTIP Total		533,908	$11.42	$6.2		$3.1

Relative TSR PRSUs
2015 Transition Relative TSR (4)	2013	67,884	13.05	0.9	24	-	12/31/2013-12/31/2015	12/31/2015
2016 Transition Relative TSR	2013	101,588	14.24	1.4	36	0.5	12/31/2013-12/31/2016	12/31/2016
2016 Relative TSR	2014	135,634	14.24	1.9	48	1.0	1/1/2014-12/31/2016	Quarterly in 2017
3/31/15 2017 Relative TSR	2015	137,249	22.50	3.1	45	2.5	1/1/2015-12/31/2017	Quarterly in 2018
4/1/2015 2017 Relative TSR	2015	54,151	22.91	1.2	45	1.0	1/1/2015-12/31/2017	Quarterly in 2018
7/31/15 2015 Relative TSR (5)	2015	9,484	18.85	0.2	5	-	1/1/2014-12/31/2015	12/31/2015
7/31/15 2016 Relative TSR	2015	22,100	19.60	0.4	5	-	1/1/2014-12/31/2016	12/31/2016
7/31/15 2017 Relative TSR	2015	5,826	17.74	0.1	5	-	1/1/2015-12/31/2017	12/31/2017
Relative TSR PRSUs Total		533,916	$17.44	$9.2		$5.0
Grand Total		1,582,093	$20.39	$32.2		$16.0

(1)	Total compensation costs are net of shares cancelled.
(2)	The shares/unit information includes 30,872 shares/units that were determined to be forfeited because the performance goal was not achieved.
(3)	The shares/unit information includes 4,231 shares/units that were determined to be forfeited because the performance goal was not achieved.
(4)	The shares/unit information includes 67,884 shares/units that were determined to be forfeited because the performance goal was not achieved.
(5)	The shares/unit information includes 9,484 shares/units that were determined to be forfeited because the performance goal was not achieved.

F-37

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Stock Options and Tax Withholding

As part of the Aviv Merger, we assumed approximately 5.7 million Aviv employee stock options that were fully vested prior to the merger. On April 1, 2015, the Aviv stock options were converted into Omega stock options at an exchange ratio of 0.9 resulting in issuance of approximately 5.1 million Omega stock options. The intrinsic value of the stock option assumed on April 1, 2015 was approximately $99.2 million and was recorded as part of the consideration provided in the merger. For the year ended December 31, 2015, approximately 2.6 million options have been exercised at a weighted average rate of $19.38 per share. At December 31, 2015, approximately 2.5 million options remain outstanding and exercisable. Options outstanding have a weighted average exercise price of $19.38. The aggregate intrinsic value of these options is $39.2 million and represents the total pre-tax intrinsic value (based upon the difference between the Company's closing stock price on the last trading day of 2015 of $34.98 and the exercise price) for all in-the-money options as of December 31, 2015. Options outstanding have no contractual term limitations.

Stock withheld to pay minimum statutory tax withholdings for equity instruments granted under stock-based payment arrangements for the years ended December 31, 2015, 2014 and 2013, was $26.7 million, $3.6 million and $5.8 million, respectively.

Shares Available for Issuance for Compensation Purposes

On June 6, 2013, at our Company’s Annual Meeting, our stockholders approved the 2013 Stock Incentive Plan (the “2013 Plan”), which amended and restated the Company’s 2004 Stock Incentive Plan. The 2013 Plan is a comprehensive incentive compensation plan that allows for various types of equity-based compensation, including restricted stock units (including performance-based restricted stock units and LTIP units), stock awards, deferred restricted stock units, incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights and certain cash-based awards (including performance-based cash awards). The 2013 Plan increased the number of shares reserved for issuance for compensation purposes by 3,000,000.

As of December 31, 2015, 2,139,785 shares of common stock were reserved for issuance to our employees, directors and consultants under our stock incentive plans. Awards under our stock incentive plans may be in the form of stock, stock options, restricted stock, and performance restricted stock units.

Director Restricted Stock Grants

In 2013, 2014 and 2015, we issued 27,958, 21,500 and 30,500 shares of restricted stock to members of our Board of Directors. The fair value of these awards was approximately $0.8 million, $0.8 million and $1.1 million, respectively, for 2013, 2014 and 2015. As of December 31, 2015, we had 54,149 shares of restricted stock outstanding to directors. The directors’ restricted shares are scheduled to vest over the next three years. As of December 31, 2015, the unrecognized compensation cost associated with outstanding director restricted stock grants is approximately $1.4 million.

F-38

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 17 - DIVIDENDS

Common Dividends

On January 14, 2016, the Board of Directors declared a common stock dividend of $0.57 per share, increasing the quarterly common dividend by $0.01 per share over the prior quarter, which was paid February 16, 2016 to common stockholders of record on February 2, 2016.

On October 14, 2015, the Board of Directors declared a common stock dividend of $0.56 per share, increasing the quarterly common dividend by $0.01 per share over the previous quarter. The common dividends were paid November 16, 2015 to common stockholders of record on November 2, 2015.

On July 15, 2015, the Board of Directors declared a common stock dividend of $0.55 per share, increasing the quarterly common dividend rate by $0.01 per share over the prior quarter, which was paid on August 17, 2015 to common stockholders of record on July 31, 2015.

On April 15, 2015, the Board of Directors declared a prorated dividend of $0.18 per share of Omega’s common stock in view of the recently closed Aviv Merger. The per share dividend amount payable by Omega represents dividends for April 2015, at a quarterly dividend rate of $0.54 per share of common stock, increasing the quarterly common dividend rate by $0.01 per share over the prior quarter. The $0.18 dividend was paid in cash on May 15, 2015 to stockholders of record as of the close of business on April 30, 2015.

On March 5, 2015, the Board of Directors declared a prorated dividend of $0.36 per share of Omega’s common stock in view of the pending acquisition of Aviv, pursuant to the Aviv Merger. The per share dividend amount represented dividends for February and March 2015, at a quarterly dividend rate of $0.54 per share of common stock, increasing the quarterly common dividend rate by $0.01 per share over the prior quarter. The dividend was paid in cash on April 7, 2015 to stockholders of record as of the close of business on March 31, 2015.

On January 14, 2015, the Board of Directors declared a common stock dividend of $0.53 per share, increasing the quarterly common dividend rate by $0.01 per share over the prior quarter, which was paid February 16, 2015 to common stockholders of record on February 2, 2015.

Per Share Distributions

Per share distributions by our Company were characterized in the following manner for income tax purposes (unaudited):

	Year Ended December 31,
	2015	2014	2013
Common
Ordinary income	$1.133	$1.834	$1.536
Return of capital	1.047	0.186	0.324
Total dividends paid	$2.180	$2.020	$1.860

For additional information regarding dividends, see Note 13 – Taxes.

NOTE 18 - LITIGATION

We are subject to various legal proceedings, claims and other actions arising out of the normal course of business. While any legal proceeding or claim has an element of uncertainty, management believes that the outcome of each lawsuit, claim or legal proceeding that is pending or threatened, or all of them combined, will not have a material adverse effect on our consolidated financial position or results of operations.

F-39

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 19 - SUMMARY OF QUARTERLY RESULTS (UNAUDITED)

The following summarizes quarterly results of operations for the years ended December 31, 2015 and 2014.

	March 31	June 30	September 30	December 31
	(in thousands, except per share amounts)
2015
Revenues	$133,420	$197,711	$201,974	$210,512
Net income	43,052	43,466	83,254	63,543
Net income available to common stockholders	43,052	41,428	79,402	60,642
Net income available to common per share:
Basic	$0.32	$0.23	$0.43	$0.32
Net income per share:
Diluted	$0.32	$0.22	$0.43	$0.32
Cash dividends paid on common stock	$0.53	$0.54	$0.55	$0.56

2014
Revenues	$121,001	$121,800	$130,665	$131,321
Net income	55,829	46,817	61,713	56,990
Net income available to common stockholders	55,829	46,817	61,713	56,990
Net income available to common per share:
Basic	$0.45	$0.37	$0.48	$0.45
Net income per share:
Diluted	$0.45	$0.37	$0.48	$0.44
Cash dividends paid on common stock	$0.49	$0.50	$0.51	$0.52

F-40

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 20 - EARNINGS PER SHARE

The following tables set forth the computation of basic and diluted earnings per share:

	Year Ended December 31,
	2015	2014	2013
	(in thousands, except per share amounts)
Numerator:
Net income	$233,315	$221,349	$172,521
Less: Net income attributable to noncontrolling interests	(8,791)	—	—
Net income available to common stockholders	$224,524	$221,349	$172,521

Denominator:
Denominator for basic earnings per share	172,242	126,550	117,257
Effect of dilutive securities:
Common stock equivalents	1,539	744	843
Noncontrolling interest – OP units	6,727	—	—
Denominator for diluted earnings per share	180,508	127,294	118,100

Earnings per share - basic:
Net income available to common stockholders	$1.30	$1.75	$1.47
Earnings per share - diluted:
Net income	$1.29	$1.74	$1.46

NOTE 21– CONSOLIDATING FINANCIAL STATEMENTS

As of December 31, 2015, we had outstanding: (i) $400 million 5.875% Senior Notes due 2024, (ii) $400 million 4.95% Senior Notes due 2024, (iii) $250 million 4.5% Senior Notes due 2025, (iv) $600 million 5.25% Senior Notes due 2026 and (v) $700 million 4.5% Senior Notes due 2027 (collectively, the “Senior Notes”). The Senior Notes are fully and unconditionally guaranteed, jointly and severally, by each of our subsidiaries other than the non-guarantor subsidiaries described below. All of our subsidiaries that guarantee the Senior Notes also guarantee amounts outstanding under the 2014 Credit Facilities and our 2015 term loan. All such subsidiary guarantors that are subsidiaries of Omega OP also guarantee the Omega OP Term Loan Facility.

The following summarized condensed consolidating financial information segregates the financial information of the non-guarantor subsidiaries from the financial information of Omega Healthcare Investors, Inc. and the subsidiary guarantors under the Senior Notes. Our non-guarantor subsidiaries include all subsidiaries securing secured debt that is currently outstanding, all other subsidiaries that do not own unencumbered real property meeting the criteria under our credit facilities, and our U.K. subsidiaries. The results and financial position of acquired entities are included from the dates of their respective acquisitions.

The financial statements presented below have been adjusted to reflect our current guarantor and non-guarantor relationships as of the filing of the report to which this exhibit is attached.

F-41

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATING BALANCE SHEET

(in thousands, except per share amounts)

	December 31, 2015
	Issuer & Subsidiary Guarantors	Non – Guarantor Subsidiaries	Elimination	Consolidated

ASSETS
Real estate properties
Land and buildings	$6,184,507	$559,451	$—	$6,743,958
Less accumulated depreciation	(991,314)	(27,836)	—	(1,019,150)
Real estate properties – net	5,193,193	531,615	—	5,724,808
Investment in direct financing leases	587,701	—	—	587,701
Mortgage notes receivable – net	679,795	—	—	679,795
	6,460,689	531,615	—	6,992,304
Other investments – net	89,299	—	—	89,299
	6,549,988	531,615	—	7,081,603
Assets held for sale – net	6,599	—	—	6,599
Total investments	6,556,587	531,615	—	7,088,202

Cash and cash equivalents	1,592	3,832	—	5,424
Restricted cash	8,058	6,549	—	14,607
Accounts receivable – net	196,107	7,755	—	203,862
Goodwill	630,404	15,279	—	645,683
Investment in affiliates	300,409	—	(300,409)	—
Other assets	53,732	7,499	—	61,231
Total assets	$7,746,889	$572,529	$(300,409)	$8,019,009

LIABILITIES AND EQUITY
Revolving line of credit	$230,000	$—	$—	$230,000
Term loan	750,000	—	—	750,000
Secured borrowings	—	361,460	(125,256)	236,204
Unsecured borrowings – net	2,352,882	—	—	2,352,882
Accrued expenses and other liabilities	326,815	6,891	—	333,706
Deferred income taxes	—	15,352	—	15,352
Intercompany payable	(13,673)	13,673	—	—
Total liabilities	3,646,024	397,376	(125,256)	3,918,144

Stockholders’ equity:
Common stock	18,740	—	—	18,740
Equity investment in affiliates	—	156,830	(156,830)	—
Common stock – additional paid-in capital	4,609,474	—	—	4,609,474
Cumulative net earnings	1,372,522	18,246	(18,246)	1,372,522
Cumulative dividends paid	(2,254,038)	—	—	(2,254,038)
Accumulated other comprehensive income (loss)	(8,712)	77	(77)	(8,712)
Total stockholders’ equity	3,737,986	175,153	(175,153)	3,737,986
Noncontrolling interest	362,879	—	—	362,879
Total equity	4,100,865	175,153	(175,153)	4,100,865
Total liabilities and equity	$7,746,889	$572,529	$(300,409)	$8,019,009

F-42

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATING BALANCE SHEET

(in thousands, except per share amounts)

	December 31, 2014
	Issuer & Subsidiary Guarantors	Non – Guarantor Subsidiaries	Elimination	Consolidated

ASSETS
Real estate properties
Land and buildings	$3,140,325	$83,460	$—	$3,223,785
Less accumulated depreciation	(810,093)	(11,619)	—	(821,712)
Real estate properties – net	2,330,232	71,841	—	2,402,073
Investments in direct financing leases	539,232	—	—	539,232
Mortgage notes receivable	648,079	—	—	648,079
	3,517,543	71,841	—	3,589,384
Other investments	48,952	—	—	48,952
	3,566,495	71,841	—	3,638,336
Assets held for sale – net	12,792	—	—	12,792
Total investments	3,579,287	71,841	—	3,651,128

Cash and cash equivalents	4,489	—	—	4,489
Restricted cash	22,883	6,193	—	29,076
Accounts receivable – net	165,188	2,988	—	168,176
Investment in affiliates	24,886	—	(24,886)	—
Other assets	61,867	6,909	—	68,776
Total assets	$3,858,600	$87,931	$(24,886)	$3,921,645

LIABILITIES AND EQUITY
Revolving line of credit	$85,000	$—	$—	$85,000
Term loan	200,000	—	—	200,000
Secured borrowings – net	194,038	57,416	—	251,454
Unsecured borrowings – net	1,842,049	—	—	1,842,049
Accrued expenses and other liabilities	136,186	5,629	—	141,815
Intercompany payable	—	17,250	(17,250)	—
Total liabilities	2,457,273	80,295	(17,250)	2,520,318

Equity:
Common stock	12,761	—	—	12,761
Common stock – additional paid-in capital	2,136,234	—	—	2,136,234
Cumulative net earnings	1,147,998	7,636	(7,636)	1,147,998
Cumulative dividends paid	(1,895,666)	—	—	(1,895,666)
Total stockholders’ equity	1,401,327	7,636	(7,636)	1,401,327
Total liabilities and equity	$3,858,600	$87,931	$(24,886)	$3,921,645

F-43

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Year Ended December 31, 2015
	Issuer & Subsidiary Guarantors	Non – Guarantor Subsidiaries	Elimination	Consolidated
Revenue
Rental income	$564,112	$41,879	$-	$605,991
Income from direct financing leases	59,936	-	-	59,936
Mortgage interest income	68,910	-	-	68,910
Other investment income – net	8,780	-	-	8,780
Total operating revenues	701,738	41,879	-	743,617

Expenses
Depreciation and amortization	194,328	16,375	-	210,703
General and administrative	38,140	428	-	38,568
Acquisition costs	55,012	2,513	-	57,525
Impairment loss on real estate properties	17,681	-	-	17,681
Provisions for uncollectible mortgages, notes and accounts receivable	7,871	-	-	7,871
Total operating expenses	313,032	19,316	-	332,348

Income before other income and expense	388,706	22,563	-	411,269
Other income (expense):
Interest income	272	13	-	285
Interest expense	(135,631)	(11,750)	-	(147,381)
Interest – amortization of deferred financing costs	(6,969)	(21)	-	(6,990)
Interest – refinancing costs	(28,837)	-	-	(28,837)
Realized loss on foreign exchange	(173)	-	-	(173)
Equity in earnings	10,610	-	(10,610)	-
Total other expense	(160,728)	(11,758)	(10,610)	(183,096)

Income before gain on assets sold	227,978	10,805	(10,610)	228,173
Gain on assets sold - net	6,353	-	-	6,353
Income from continuing operations before income taxes	234,331	10,805	(10,610)	234,526
Income taxes	(1,016)	(195)	-	(1,211)
Net income	233,315	10,610	(10,610)	233,315
Net income attributable to noncontrolling interest	(8,791)	-	-	(8,791)
Net income available to common stockholders	$224,524	$10,610	$(10,610)	$224,524

Net income	$233,315	$10,610	$(10,610)	$233,315
Other comprehensive loss – foreign currency translation	(8,413)	-	-	(8,413)
Other comprehensive loss – cash flow hedges	(718)	-	-	(718)
Total comprehensive income	224,184	10,610	(10,610)	224,184
Add: comprehensive income attributable to noncontrolling interest	419	-	-	419
Comprehensive income attributable to common stockholders	$224,603	$10,610	$(10,610)	$224,603

F-44

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 31, 2014
	Issuer & Subsidiary Guarantors	Non – Guarantor Subsidiaries	Elimination	Consolidated
Revenue
Rental income	$379,180	$9,263	$-	$388,443
Income from direct financing leases	56,719	-	-	56,719
Mortgage interest income	53,007	-	-	53,007
Other investment income – net	6,618	-	-	6,618
Total operating revenues	495,524	9,263	-	504,787

Expenses
Depreciation and amortization	119,367	3,890	-	123,257
General and administrative	25,778	110	-	25,888
Acquisition costs	3,948	-	-	3,948
Impairment loss on real estate properties	3,660	-	-	3,660
Provisions for uncollectible mortgages, notes and accounts receivable	2,723	-	-	2,723
Total operating expenses	155,476	4,000	-	159,476

Income before other income and expense	340,048	5,263	-	345,311
Other income (expense):
Interest income	32	12	-	44
Interest expense	(117,257)	(2,112)	-	(119,369)
Interest – amortization of deferred financing costs	(4,438)	(21)	-	(4,459)
Interest – refinancing costs	(3,041)	-	-	(3,041)
Equity in earnings	3,142	-	(3,142)	-
Total other expense	(121,562)	(2,121)	(3,142)	(126,825)

Income before gain on assets sold	218,486	3,142	(3,142)	218,486
Gain on assets sold - net	2,863	-	-	2,863
Net income available to common stockholders	$221,349	$3,142	$(3,142)	$221,349

F-45

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATING STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 31, 2013
	Issuer & Subsidiary Guarantors	Non – Guarantor Subsidiaries	Elimination	Consolidated
Revenue
Rental income	$365,933	$9,202	$-	$375,135
Income from direct financing leases	5,203	-	-	5,203
Mortgage interest income	29,351	-	-	29,351
Other investment income – net	9,025	-	-	9,025
Total operating revenues	409,512	9,202	-	418,714

Expenses
Depreciation and amortization	124,834	3,812	-	128,646
General and administrative	21,484	104	-	21,588
Acquisition costs	245	-	-	245
Impairment loss on real estate properties	415	-	-	415
Provisions for uncollectible mortgages, notes and accounts receivable	2,141	-	-	2,141
Total operating expenses	149,119	3,916	-	153,035

Income before other income and expense	260,393	5,286	-	265,679
Other income (expense):
Interest income	29	12	-	41
Interest expense	(97,883)	(2,498)	-	(100,381)
Interest – amortization of deferred financing costs	(2,763)	(16)	-	(2,779)
Interest – refinancing gain	11,112	-	-	11,112
Equity in earnings	2,784	-	(2,784)	-
Total other expense	(86,721)	(2,502)	(2,784)	(92,007)

Income before gain (loss) on assets sold	173,672	2,784	(2,784)	173,672
Loss on assets sold - net	(1,151)	-	-	(1,151)
Net income available to common stockholders	$172,521	$2,784	$(2,784)	$172,521

F-46

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2015
	Issuer & Subsidiary Guarantors	Non-Guarantor Subsidiaries	Elimination	Consolidated
Cash flows from operating activities
Net income	$233,315	$10,610	$(10,610)	$233,315
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	194,328	16,375	—	210,703
Provision for impairment on real estate properties	17,681	—	—	17,681
Provision for uncollectible mortgages, notes and accounts receivable	7,871	—	—	7,871
Amortization of deferred financing and refinancing costs	35,806	21	—	35,827
Accretion of direct financing leases	(11,007)	—	—	(11,007)
Stock-based compensation	11,133	—	—	11,133
Gain on assets sold – net	(6,353)	—	—	(6,353)
Amortization of acquired in-place leases - net	(13,846)	—	—	(13,846)
Change in operating assets and liabilities – net of amounts assumed/acquired:
Accounts receivable, net	248	—	—	248
Straight-line rent receivables	(31,237)	(4,820)	—	(36,057)
Lease inducements	994	—	—	994
Effective yield receivable on mortgage notes	(4,065)	—	—	(4,065)
Other operating assets and liabilities	10,550	(3,719)	10,610	17,441
Net cash provided by operating activities	445,418	18,467	—	463,885
Cash flows from investing activities
Acquisition of real estate – net of liabilities assumed and escrows acquired	(116,698)	(177,484)	—	(294,182)
Cash acquired in merger	84,858	—	—	84,858
Investment in construction in progress	(164,226)	—	—	(164,226)
Investment in U.K. subsidiary	(166,082)	166,082	—	—
Investment in direct financing leases	(6,793)	—	—	(6,793)
Placement of mortgage loans	(14,042)	—	—	(14,042)
Proceeds from sale of real estate investments	41,543	—	—	41,543
Capital improvements to real estate investments	(24,599)	(1,798)	—	(26,397)
Proceeds from other investments	45,871	—	—	45,871
Investments in other investments	(65,402)	—	—	(65,402)
Collection of mortgage principal	1,359	—	—	1,359
Net cash used in investing activities	(384,211)	(13,200)	—	(397,411)
Cash flows from financing activities
Proceeds from credit facility borrowings	1,826,000	—	—	1,826,000
Payments on credit facility borrowings	(1,681,000)	—	—	(1,681,000)
Receipts of other long-term borrowings	1,838,124	—	—	1,838,124
Payments of other long-term borrowings	(2,186,102)	(1,212)	—	(2,187,314)
Payments of financing related costs	(54,721)	—	—	(54,721)
Receipts from dividend reinvestment plan	150,847	—	—	150,847
Payments for exercised options and restricted stock – net	(26,706)	—	—	(26,706)
Net proceeds from issuance of common stock	439,322	—	—	439,322
Dividends paid	(358,232)	—	—	(358,232)
Distributions to OP Unit holders	(11,636)	—	—	(11,636)
Net cash used in financing activities	(64,104)	(1,212)	—	(65,316)
(Decrease) increase in cash and cash equivalents	(2,897)	4,055	—	1,158
Effect of foreign currency translation on cash and cash equivalents	—	(223)	—	(223)
Cash and cash equivalents at beginning of period	4,489	—	—	4,489
Cash and cash equivalents at end of period	$1,592	$3,832	$—	$5,424

F-47

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2014
	Issuer & Subsidiary Guarantors	Non-Guarantor Subsidiaries	Elimination	Consolidated
Cash flows from operating activities
Net income	$221,349	$3,142	$(3,142)	$221,349
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	119,367	3,890	—	123,257
Provision for impairment on real estate properties	3,660	—	—	3,660
Provision for uncollectible mortgages, notes and accounts receivable	2,723	—	—	2,723
Amortization of deferred financing and refinancing costs	7,479	21	—	7,500
Accretion of direct financing leases	(9,787)	—	—	(9,787)
Stock-based compensation	8,592	—	—	8,592
Gain on assets sold – net	(2,863)	—	—	(2,863)
Amortization of acquired in-place leases - net	(4,986)	—	—	(4,986)
Change in operating assets and liabilities – net of amounts assumed/acquired:
Accounts receivable, net	(2,264)	—	—	(2,264)
Straight-line rent receivables	(20,164)	(792)	—	(20,956)
Lease inducements	2,656	—	—	2,656
Effective yield receivable on mortgage notes	(2,878)	—	—	(2,878)
Other operating assets and liabilities	11,089	(2,694)	3,142	11,537
Net cash provided by operating activities	333,973	3,567	—	337,540
Cash flows from investing activities
Acquisition of real estate – net of liabilities assumed and escrows acquired	(131,689)	—	—	(131,689)
Placement of mortgage loans	(529,548)	—	—	(529,548)
Proceeds from sale of real estate investments	4,077	—	—	4,077
Capital improvements to real estate investments	(15,525)	(2,392)	—	(17,917)
Proceeds from other investments	13,589	—	—	13,589
Investments in other investments	(9,441)	—	—	(9,441)
Collection of mortgage principal	122,984	—	—	122,984
Net cash used in investing activities	(545,553)	(2,392)	—	(547,945)
Cash flows from financing activities
Proceeds from credit facility borrowings	900,000	—	—	900,000
Payments on credit facility borrowings	(1,141,000)	—	—	(1,141,000)
Receipts of other long-term borrowings	842,148	—	—	842,148
Payments of other long-term borrowings	(241,369)	(1,175)	—	(242,544)
Payments of financing related costs	(17,716)	—	—	(17,716)
Receipts from dividend reinvestment plan	71,487	—	—	71,487
Payments for exercised options and restricted stock – net	(3,577)	—	—	(3,577)
Net proceeds from issuance of common stock	61,981	—	—	61,981
Dividends paid	(258,501)	—	—	(258,501)
Net cash provided by (used in) financing activities	213,453	(1,175)	—	212,278
Increase in cash and cash equivalents	1,873	—	—	1,873
Cash and cash equivalents at beginning of period	2,616	—	—	2,616
Cash and cash equivalents at end of period	$4,489	$—	$—	$4,489

F-48

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

OMEGA HEALTHCARE INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2013
	Issuer & Subsidiary Guarantors	Non-Guarantor Subsidiaries	Elimination	Consolidated
Cash flows from operating activities
Net income	$172,521	$2,784	$(2,784)	$172,521
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	124,834	3,812	—	128,646
Provision for impairment on real estate properties	415	—	—	415
Provision for uncollectible mortgages, notes and accounts receivable	2,141	—	—	2,141
Amortization of deferred financing and refinancing costs	(8,349)	16	—	(8,333)
Accretion of direct financing leases	(770)	—	—	(770)
Stock-based compensation	5,942	—	—	5,942
Loss on assets sold – net	1,151	—	—	1,151
Amortization of acquired in-place leases - net	(5,083)	—	—	(5,083)
Change in operating assets and liabilities – net of amounts assumed/acquired:
Accounts receivable, net	867	—	—	867
Straight-line rent receivables	(25,901)	(998)	—	(26,899)
Lease inducements	3,080	—	—	3,080
Effective yield receivable on mortgage notes	(1,757)	—	—	(1,757)
Other operating assets and liabilities	10,566	(5,322)	2,784	8,028
Net cash provided by operating activities	279,657	292	—	279,949
Cash flows from investing activities
Acquisition of real estate – net of liabilities assumed and escrows acquired	(32,515)	—	—	(32,515)
Investment in direct financing leases	(528,675)	—	—	(528,675)
Placement of mortgage loans	(3,378)	—	—	(3,378)
Proceeds from sale of real estate investments	2,292	—	—	2,292
Capital improvements to real estate investments	(31,347)	—	—	(31,347)
Proceeds from other investments	30,962	—	—	30,962
Investments in other investments	(36,655)	—	—	(36,655)
Collection of mortgage principal	485	—	—	485
Net cash used in investing activities	(598,831)	—	—	(598,831)
Cash flows from financing activities
Proceeds from credit facility borrowings	511,000	—	—	511,000
Payments on credit facility borrowings	(343,000)	—	—	(343,000)
Receipts of other long-term borrowings	159,355	—	—	159,355
Payments of other long-term borrowings	(114,350)	(292)	—	(114,642)
Payments of financing related costs	(3,234)	—	—	(3,234)
Receipts from dividend reinvestment plan	55,825	—	—	55,825
Payments for exercised options and restricted stock – net	(5,774)	—	—	(5,774)
Net proceeds from issuance of common stock	278,373	—	—	278,373
Dividends paid	(218,116)	—	—	(218,116)
Net cash provided by (used in) financing activities	320,079	(292)	—	319,787
Increase in cash and cash equivalents	905	—	—	905
Cash and cash equivalents at beginning of period	1,711	—	—	1,711
Cash and cash equivalents at end of period	$2,616	$—	$—	$2,616

F-49

OMEGA HEALTHCARE INVESTORS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 22– SUBSEQUENT EVENTS

On January 29, 2016, we entered into a Third Amendment to Credit Agreement (the “Third Amendment to Omega Credit Agreement”), which further amended the First Amendment to Omega Credit Agreement to provide, among other things, for a $350 million senior unsecured incremental term loan facility (the “Tranche A-3 Term Loan Facility,” and together with the Tranche A-1 Term Loan Facility and the Tranche A-2 Term Loan Facility, the “Term Loan Facilities”), which was borrowed in full at closing. The Tranche A-3 Term Loan Facility matures on January 29, 2021. The proceeds from this borrowing were used to pay down the Revolving Credit Facility and for general corporate purposes. The Tranche A-3 Term Loan Facility bears interest at LIBOR plus an applicable percentage (beginning at 150 basis points, with a range of 100 to 195 basis points) based on our ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings. The Third Amendment to Omega Credit Agreement also permits us, subject to compliance with customary conditions, to increase the Revolving Credit Facility or to add one or more tranches of incremental term loans, or both, by an aggregate principal amount not exceeding $250 million.

On February 1, 2016, we acquired 10 SNFs from Laurel for approximately $169.0 million in cash and leased them to an unrelated existing operator. Immediately following our acquisition, the unrelated existing operator acquired all of the outstanding equity interests of Laurel, including the interests previously held by a director of the Company and his family.  The director, together with certain members of his immediate family, beneficially owned approximately 34% of the equity of Laurel prior to the transaction.   The SNFs, consisting of 985 operating beds are located in Ohio (6), Virginia (3) and Michigan (1). The new master lease has an initial annual cash yield of 8.5% and annual escalators of 2.0% and is cross defaulted to the operator’s existing master lease.

F-50

OMEGA HEALTHCARE INVESTORS, INC.

SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION

OMEGA HEALTHCARE INVESTORS, INC.

December 31, 2015

						(3)
						Gross Amount at
						Which Carried at
		Initial Cost to	Cost Capitalized			Close of Period				Life on Which
		Company	Subsequent to			Buildings				Depreciation
		Buildings	Acquisition			and Land	(4)			in Latest
		and Land				Improvements	Accumulated	Date of	Date	Income Statements
Description (1)	Encumbrances	Improvements	Improvements	Impairment	Other	Total	Depreciation	Construction	Acquired	is Computed
Maplewood
Connecticut (AL)		$238,354,341	$1,800,767	$-	$-	$240,155,108	$4,620,737	1968-2015	2015	40 years
Massachusetts (AL, SNF)		89,889,681	23,799,252	-	-	113,688,933	1,583,999	1988-1994	2015	30 years to 40 years
New York (AL)		-	116,423,931	-	-	116,423,931	-	-	2015	-
Ohio (AL)		11,863,638	12,115,202	-	-	23,978,840	193,134	1999	2015	40 years
Total Maplewood		340,107,660	154,139,152	-	-	494,246,812	6,397,870

Daybreak Venture:
Texas (SNF)		341,097,695	5,534,280	-	-	346,631,975	14,909,229	1955-2015	2010-2015	20 years to 40 years
Missouri (SNF)		16,599,859	-	-	-	16,599,859	591,701	1967-1992	2015	26 years to 40 years
Total Daybreak Venture		357,697,554	5,534,280	-	-	363,231,834	15,500,930

Genesis HealthCare:
Alabama (SNF)		23,584,956	6,523,220	-	-	30,108,176	16,153,134	1964-1974	1997	33 years
California (SNF)		15,618,263	26,652	-	-	15,644,915	8,181,493	1927-1972	1997	33 years
Colorado (SNF, ILF)		38,341,877	5,444,311	-	-	43,786,188	12,219,868	1963-1975	2006	39 years
Idaho (SNF)		19,491,960	974,012	-	-	20,465,972	5,550,009	1920-1987	1997-2015	20 years to 39 years
Massachusetts (SNF)		71,446,102	2,660,093	(8,257,521)	-	65,848,674	21,355,093	1866-1993	1997-2015	20 years to 39 years
New Hampshire (SNF, AL)		21,619,503	1,462,797	-	-	23,082,300	7,819,421	1963-1999	1998-2006	33 years to 39 years
North Carolina (SNF)		22,652,488	3,550,986	-	-	26,203,474	16,264,936	1964-1986	1994-1997	30 years to 33 years
Ohio (SNF)		11,653,451	20,246	-	-	11,673,697	6,217,229	1968-1983	1997	33 years
Rhode Island (SNF)		38,740,812	4,792,882	-	-	43,533,694	14,693,658	1965-1981	2006	25 years to 39 years
Tennessee (SNF)		7,905,139	2,537,508	-	-	10,442,647	6,268,623	1984-1985	1994	30 years
Vermont (SNF)		6,322,888	602,296	-	-	6,925,184	2,237,449	1971	2004	39 years
Washington (SNF)		10,000,000	1,798,844	-	-	11,798,844	11,034,888	1965	1995	20 years
West Virginia (SNF)		44,277,206	6,528,560	-	-	50,805,766	23,068,927	1961-1986	1997-2008	25 years to 33 years
Total Genesis HealthCare		331,654,645	36,922,407	(8,257,521)	-	360,319,531	151,064,728

Other:
Alabama (SNF)		11,588,534	6,392,567	-	-	17,981,101	12,588,052	1960-1982	1992	31.5 years
Arizona (SNF, AL, TBI)		133,762,829	5,712,049	(6,603,745)	-	132,871,133	21,508,043	1949-1999	1998-2015	20 years to 40 years
Arkansas (SNF, AL)	(2)	201,572,337	13,169,759	(36,350)	-	214,705,746	48,640,738	1960-2009	1992-2015	20 years to 40 years
California (SNF, TBI)		490,902,316	3,492,869	-	-	494,395,185	33,730,723	1938-2013	1997-2015	20 years to 40 years
Colorado (SNF)		33,527,071	2,346,167	-	-	35,873,238	13,344,365	1958-1973	1998-2011	20 years to 33 years
Connecticut		5,324,200	980,393	(5,425,656)	-	878,937	-	1965	1999	N/A
Florida (SNF, AL)		667,833,234	23,362,442	(6,951,897)	(2,784,718)	681,459,061	174,698,077	1925-2009	1992-2015	20 years to 40 years
Georgia (SNF, AL)		43,096,820	3,950,028	-	-	47,046,848	11,480,058	1964-1998	1998-2015	20 years to 37.5 years
Idaho (SNF, AL)		50,889,041	341,170	-	-	51,230,211	4,238,429	1911-2008	1999-2015	20 years to 40 years
Illinois (SNF)		118,108,747	510,576	-	-	118,619,323	10,750,250	1926-1990	1996-2015	20 years to 40 years
Indiana (SNF, AL, ILF, SH, MOB)		402,853,211	2,332,364	(3,419,264)	(2,296,391)	399,469,920	61,998,182	1923-2008	1992-2015	20 years to 40 years
Iowa (SNF, AL)		70,549,074	2,084,807	-	-	72,633,881	10,408,588	1961-1998	1997-2015	20 years to 35 years
Kansas (SNF)		53,836,542	3,453,770	-	-	57,290,312	2,930,226	1957-1985	2010-2015	20 years to 40 years
Kentucky (SNF, AL)		174,052,192	10,314,747	-	-	184,366,939	31,640,307	1917-2002	1994-2015	20 years to 40 years
Louisiana (SNF)		55,046,915	1,748,900	-	-	56,795,815	16,408,775	1957-1983	1997-2006	33 years to 39 years
Maryland (SNF)		77,361,184	1,787,838	-	-	79,149,022	17,002,780	1921-1985	2010-2011	25 years to 30 years
Massachusetts (SNF)		5,804,554	-	-	-	5,804,554	2,015,500	1964	2009	20 years
Michigan (AL, SNF)		168,554,079	25,000	-	-	168,579,079	9,134,074	1964-1997	2011-2015	25 years to 38 years
Minnesota (SNF, AL, ILF)		61,256,047	160,912	-	-	61,416,959	1,696,595	1958-1983	2015	25 years to 40 years
Mississippi (SNF)		52,416,905	826,654	-	-	53,243,559	12,492,706	1962-1988	2009-2010	20 years to 40 years
Missouri (SNF)		130,105,483	518,236	(149,386)	(3,189)	130,471,144	9,968,625	1955-1994	1999-2015	20 years to 40 years
Montana (SNF)		12,922,122	-	-	-	12,922,122	365,003	1963-1971	2015	28 years to 35 years
Nebraska (SNF, SH)		24,713,411	-	-	-	24,713,411	833,206	1963-1969	2015	20 years to 30 years
Nevada (SNF, SH, TBI)		56,460,311	6,520,453	-	-	62,980,764	7,138,584	1972-2004	2009-2015	26 years to 40 years
New Mexico (SNF)		77,417,687	130,323	-	-	77,548,010	4,505,927	1960-1989	2008-2015	20 years to 40 years
North Carolina (SNF, ILF)		102,450,560	-	-	-	102,450,560	10,067,103	1927-1992	2010-2015	25 years to 36 years
Ohio (SNF, AL, SH)		714,157,279	39,057,863	-	(540,000)	752,675,142	126,494,171	1920-2008	1994-2015	20 years to 40 years
Oklahoma (SNF, AL)		45,178,160	-	-	-	45,178,160	6,495,153	1965-2013	2010-2015	20 years to 37 years
Oregon (SNF, AL)		50,133,027	-	-	-	50,133,027	1,355,373	1959-2004	2014-2015	20 years to 40 years
Pennsylvania (SNF, AL, ILF)		351,858,552	11,281,116	-	-	363,139,668	60,983,104	1873-2012	1998-2015	20 years to 40 years
South Carolina (SNF)		57,482,493	-	-	-	57,482,493	3,000,884	1959-1990	2014-2015	20 years to 30 years
Tennessee (SNF, AL)		98,233,849	8,046,100	-	-	106,279,949	35,719,553	1958-1983	1992-2015	20 years to 40 years
Texas (SNF)		348,007,669	15,500,178	(2,079,893)	(1,820,356)	359,607,598	55,453,711	1952-2014	1997-2015	20 years to 40 years
United Kingdom (AL)		177,484,058	-	-	(7,784,463)	169,699,595	3,639,903	1750-2000	2015	30 years
Utah (SNF)		3,620,000	-	-	-	3,620,000	124,908	1977	2015	24 years
Virginia (SNF)		32,642,987	-	-	-	32,642,987	550,145	1995	2015	35 years to 39 years
Washington (AL, SNF)		152,778,525	65,607	-	-	152,844,132	6,493,557	1930-2004	1999-2015	20 years to 40 years
West Virginia (SNF)		24,641,423	348,642	-	-	24,990,065	6,690,397	1961-1996	1994-2011	33 years to 39 years
Wisconsin (SNF, AL)		60,601,506	2,369,865	-	(1,500)	62,969,871	9,600,375	1930-1994	2009-2015	20 years to 28 years
Total Other		5,399,224,934	166,831,395	(24,666,191)	(15,230,617)	5,526,159,521	846,186,150

Total		$6,428,684,793	$363,427,234	$(32,923,712)	$(15,230,617)	$6,743,957,698	$1,019,149,678

(1)	The real estate included in this schedule is being used in either the operation of skilled nursing facilities (SNF), assisted living facilities (AL), independent living facilities (ILF), tramatic brain injury (TBI), medical office building (MOB) or specialty hospitals (SH) located in the states indicated.

(2)	Certain of the real estate indicated are security for the HUD loan borrowings totaling $56,204,170 at December 31, 2015.

	Year Ended December 31,
(3)	2013	2014	2015
Balance at beginning of period	$3,038,552,898	$3,099,547,182	$3,223,785,295
Acquisitions	35,529,419	131,689,483	3,371,233,860
Impairment	(414,687)	(3,660,381)	(12,916,233)
Improvements	31,346,919	17,916,855	220,272,401
Disposals/other	(5,467,367)	(21,707,844)	(58,417,625)
Balance at close of period	$3,099,547,182	$3,223,785,295	$6,743,957,698

(4)	2013	2014	2015
Balance at beginning of period	$580,373,211	$707,409,888	$821,711,991
Provisions for depreciation	128,523,788	123,141,880	210,554,569
Dispositions/other	(1,487,111)	(8,839,777)	(13,116,882)
Balance at close of period	$707,409,888	$821,711,991	$1,019,149,678

(5)	The reported amount of our real estate at December 31, 2015 is greater than the tax basis of the real estate by approximately $1.1 billion.

F-51

OMEGA HEALTHCARE INVESTORS, INC.

SCHEDULE IV MORTGAGE LOANS ON REAL ESTATE

OMEGA HEALTHCARE INVESTORS, INC.

December 31, 2015

Grouping	Description (1)	Interest Rate	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages (2) (3)	Principal Amount of Loans Subject to Delinquent Principal or Interest

1	Florida (3 SNF facilities)	11.04%	2030	Interest payable monthly	None	$15,900,000	$15,780,156
2	Louisiana (1 AL facility)	8.75%	2018	Interest payable monthly	None	2,939,312	2,939,312
3	Maryland (7 SNF facilities)	11.00%	2023	Interest payable monthly	None	74,927,751	69,927,759
4	Maryland (1 SNF facility)	12.00%	2046	Interest payable monthly	None	10,000,000	10,000,000	-
5	Maryland (1 SNF facility)	12.00%	2046	Interest payable monthly	None	9,500,000	9,500,000	-
6	Maryland (1 SNF facility)	12.00%	2046	Interest payable monthly	None	5,500,000	5,500,000	-
7	Michigan (31 SNF facilities)	9.23%	2029	Interest plus $96,000 of principal payable monthly	None	415,000,000	413,399,042
8	Michigan (1 SNF facility)	10.51%	2021	Interest payable monthly	None	3,382,260	3,382,260	-
9	Michigan (1 SNF facility)	10.00%	2029	Interest payable monthly	None	692,446	692,446	-
10	Michigan (1 SNF facility)	10.00%	2029	Interest payable monthly	None	439,925	439,925	-
11	Michigan (1 SNF facility)	10.25%	2021	Interest payable monthly	None	3,521,113	3,521,113	-
12	Michigan (1 SNF facility)	10.00%	2029	Interest payable monthly	None	175,900	175,900	-
13	Michigan (1 SNF facility)	10.00%	2029	Interest payable monthly	None	49,008	49,008	-
14	Michigan (1 SNF facility)	10.00%	2029	Interest payable monthly	None	66,087	66,087	-
15	Michigan (1 SNF facility)	10.00%	2029	Interest payable monthly	None	674,541	674,541	-
16	Michigan (1 SNF facility)	10.00%	2029	Interest payable monthly	None	384,343	384,343	-
17	Michigan (1 SNF facility)	12.00%	2046	Interest payable monthly	None	1,500,000	1,500,000	-
18	Missouri (1 SNF facility) and Tennessee ( 1 SNF facility)	8.35%	2015	Interest plus $8,800 of principal payable monthly	None	6,997,610	6,445,399
19	Ohio (2 SNF facilities) and Pennsylvania (5 SNF and 2 AL facilities)	9.64%	2024	Interest payable monthly	None	112,500,000	112,500,000	-
20	Ohio (1 SNF facility)	12.00%	2022	Interest plus $2,400 of principal payable monthly	None	6,112,406	6,023,197
		12.00%	2022	Interest payable monthly	None	345,011	345,011	-
		12.00%	2022	Interest payable monthly	None	796,397	796,397	-
		12.00%	2022	Interest payable monthly	None	112,100	112,100	-
		12.00%	2022	Interest payable monthly	None	194,806	194,806	-
21	Ohio (1 SNF facility)	11.42%	2018	Interest payable monthly	None	11,874,013	12,508,966
22	South Carolina (1 AL facility)	8.75%	2018	Interest payable monthly	None	1,134,935	1,134,935	-
23	Virginia (1 AL facility)	8.75%	2018	Interest payable monthly	None	1,802,533	1,802,533	-

						$686,522,497	$679,795,236

(1)	Mortgage loans included in this schedule represent first mortgages on facilities used in the delivery of long-term healthcare of which such facilities are located in the states indicated.
(2)	The aggregate cost for federal income tax purposes is equal to the carrying amount.

	Year Ended December 31,
(3)	2013	2014	2015
Balance at beginning of period	$238,621,161	$241,514,812	$648,078,550
Additions during period - Placements	3,378,357	529,547,836	33,288,320
Deductions during period - collection of principal/other	(484,706)	(122,984,098)	(1,571,634)
Balance at close of period	$241,514,812	$648,078,550	$679,795,236

F-52